Exhibit 10.83

Execution Version

UNIT PURCHASE AGREEMENT

UNIT PURCHASE AGREEMENT, dated as of August 28, 2020 (this “Agreement”), among Northwest Biotherapeutics, Inc., a Delaware corporation (the “Buyer”), Flaskworks, LLC, a Massachusetts limited liability company (“Flaskworks”), and each of the other Persons (as hereinafter defined) set forth on the signature pages hereto (each, a “Seller” and collectively, the “Sellers”).

RECITALS

A.The Sellers own 100% of the issued and outstanding Units (the “Units”), of Flaskworks.

B.The Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Units, upon the terms and subject to the conditions of this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1Purchase and Sale of the Units. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer and deliver the Units to the Buyer for an aggregate purchase price equal to the sum of each Seller’s Cash Closing Consideration, Stock Closing Consideration and Special Consideration, plus the Buyer-Paid Expenses, in each case, as set forth on the Closing Payment Schedule (the “Purchase Price”), to be paid as set forth in this Article.

Section 1.2Closing. The sale and purchase of the Units shall take place at a closing to be held in Boston, Massachusetts via the remote exchange of documents, effective as of 12:01 a.m., Eastern time on the date hereof, or at such other place or at such other time or on such other date as the Sellers and the Buyer mutually may agree in writing (the “Closing” and such date, the “Closing Date”).

Section 1.3Closing Actions; Closing Payments; Other Payments.

(a)	At the Closing, the Buyer shall:

(i)deliver or cause to be delivered to each applicable Seller payment in an amount equal to the Cash Closing Consideration amount(s) set forth next to such Seller’s name on the Closing Payment Schedule (or, to the extent set forth on the Closing Payment schedule, deliver or cause to be delivered to Flaskworks for distribution to the applicable Sellers through Flaskworks’ payroll system, less applicable employee income tax withholdings);

(ii)deliver or cause to be delivered to each applicable Seller rights to receive Shares with an aggregate value equal to the Stock Closing Consideration amount set forth next to such Seller’s name on the Closing Payment Schedule (such rights and the underlying Shares to be issued pursuant to, and subject to the applicable vesting and other terms set forth in, the applicable Rights Issuance Agreement);

(iii)deliver or cause to be delivered to the Sellers a counterpart to each Special Consideration Agreement, Rights Issuance Agreement, Special Expense Agreement and Installment Expense Agreement required by the Closing Payment Schedule, duly executed by the Buyer; and

(iv)on behalf of Flaskworks, deliver or cause to be delivered to each applicable recipient of Buyer-Paid Expenses payment in an amount equal to the Cash Closing Expenses amount set forth next to such Person’s name on the Closing Payment Schedule.

(b)	At the Closing, the Sellers shall deliver or cause to be delivered to Buyer:

(i)a duly executed counterpart to each Special Consideration Agreement, Rights Issuance Agreement, Special Expense Agreement, and/or Installment Expense Agreement from each of the Sellers and each recipient of Buyer-Paid Expenses, as required by the Closing Payment Schedule;

(ii)an executed certificate from each of the Sellers duly completed pursuant to Section 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder certifying that each such Seller is not a “foreign person” within the meaning of Section 1446(f) of the Code;

(iii)duly executed copies of the consents, waivers, approvals and authorizations of Governmental Authorities and third parties set forth on Schedule 1.3(b)(iii);

(iv)a duly executed termination agreement between Flaskworks and Corning Incorporated (“Corning”) with respect to that certain Supply Agreement between Corning and Flaskworks, as amended and supplemented to date, in form and substance reasonably satisfactory to the Buyer;

(v)duly executed letters of resignation, effective on the Closing Date, of all officers and managers/directors of Flaskworks, provided that Mr. Shashi Murthy shall resign in all capacities other than his capacity as an employee of Flaskworks;

(vi)duly executed invention assignment agreements in form and substance reasonably satisfactory to the Buyer from each of Mr. Shashi Murthy and Mr. Andrew Kozbial;

(vii)a duly executed License Agreement Amendment;

(viii)duly executed Payoff Letters with respect to each of the Employee Loans;

(ix)instruments of transfer executed by each Seller for the Units held by such Seller, duly endorsed in blank in proper from for transfer with appropriate transfer stamps, if any, affixed; and

(x)duly executed copies of such other documents relating to Flaskworks and the transactions contemplated hereby as the Buyer may reasonably request.

(c)Other Payments. Following the Closing, the Buyer shall pay any Special Consideration, Special Expenses and Installment Expenses to the Persons, in the amounts, and in accordance with the procedures, set forth in the Closing Payment Schedule.

(d)The Buyer’s obligation to pay the Purchase Price shall be deemed satisfied upon the Buyer’s payment of the amounts specified in Section 1.3, in each case, to the Persons, in the amounts, and in accordance with the procedures, set forth on the Closing Payment Schedule, and the Buyer shall not be responsible or liable to any Person with respect to the division of such amounts among the Sellers or the recipients of payments made on account of Buyer-Paid Expenses.

(e)All payments hereunder (including with respect to payments, if any, made pursuant to Article VI hereof) shall be made by wire transfer of immediately available funds in United States dollars to such account(s) as may be designated to the payor by the payee(s) at least five business days prior to the applicable payment date. The Buyer shall be entitled to rely in all respects on the Closing Payment Schedule in making all payments due under this Agreement (including with respect to payments, if any, made pursuant to Article VI hereof), and the Buyer shall not be responsible or have any liability to any Person for any inaccuracy thereof or omission therein. Each Seller hereby acknowledges that such Seller does not have any right or claim to any consideration with respect to its Units or in connection with the transactions contemplated hereby other than that set forth beside such Seller’s name in the Closing Payment Schedule (except to the extent that Seller ultimately is owed any amounts pursuant to Article VI).

Section 1.4Waiver; Termination of Agreements; New Operating Agreement. Except as contemplated by Section 5.5, each Seller, by his, her or its execution of this Agreement or acceptance of the portion of the Purchase Price allocated to such Seller on the Closing Payment Schedule, hereby waives (i) any required notice, if any, to which such Person is entitled (including under Flaskworks’ governing documents, the Equity Documents, the Delaware General Corporation Law, as amended, the Massachusetts Limited Liability Company Act, as amended (collectively, “State Law”) and any agreement, arrangement or understanding or other Law pursuant to which such Person may have rights or be bound) in connection with this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; (ii) any period of time that is required to elapse (including under Flaskworks’ governing documents, the Equity Documents, State Law and any agreement, arrangement or understanding or other Law pursuant to which such Person may have rights or be bound) before the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, if any; and (iii) any and all pre-emptive rights, rights of first refusal, co-sale or other rights of any kind it may have under the Equity Documents as a result of, or in connection with this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (for the avoidance of doubt, including any rights pursuant to Section 2.11(c) of the Flaskworks LLC Agreement). Effective as of immediately prior to the Closing, without any further action by any party hereto, each Equity Document is hereby terminated in its entirety and no party thereto shall have any further rights or obligations thereunder. Upon the Closing, without any further action on the part of any party, the Flaskworks LLC Agreement shall be replaced in its entirety with the form of limited liability company agreement attached hereto as Exhibit F, with Buyer as the sole member of Flaskworks (the “New Flaskworks LLC Agreement”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, severally and not jointly, hereby represents and warrants to the Buyer as follows:

Section 2.1Organization and Qualification. If such Seller is a legal entity, such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary corporate power and authority to own the Units owned by it.

Section 2.2Authority. If such Seller is a legal entity, such Seller has full corporate, power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Seller is a natural person, such Seller has legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Seller is a legal entity, the execution, delivery and performance by the Seller of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of such Seller, and this Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the Buyer, are legal, valid, binding and enforceable upon and against such Seller (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity). If such Seller is a natural person, this Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the Buyer, are legal, valid, binding and enforceable upon and against such Sellers (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity). If such Seller is married, and any of the Units of such Seller constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement and each Ancillary Agreement to which it is a party has been duly and validly executed and delivered by such Seller’s spouse and, assuming due authorization, execution and delivery by the Buyer, constitute legal, valid and binding obligations of such Seller’s spouse, enforceable upon and against such Seller’s spouse, (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).

Section 2.3No Conflict; Required Filings and Consents. The execution, delivery and performance by such Seller of this Agreement and each of the Ancillary Agreements and the consummation by such Seller of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the organizational documents of such Seller; (b) violate in any material respect any federal, state or local statute, law, regulation, order, injunction or decree (“Law”) applicable to such Seller; (c) conflict with, create a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, security interest, charge or encumbrance upon any property or right of such Seller or upon any Units, pursuant to, any Contract, agreement, license, permit or other instrument to which such Seller is a party or by which such Seller’s properties, assets (including the Units) or rights may be bound, affected or benefited, except for any such breaches, defaults or other occurrences that, individually or in the aggregate, are not and would not reasonably be expected to have a Material Adverse Effect; (d) allow the imposition of any material fees or penalties or require the offering or making of any payment to a third party on the part of such Seller; or (e) assuming the accuracy of the representations and warranties made by the Buyer in Article IV hereof, require any consent or approval of, registration or filing with, or notice to any federal, state or local governmental authority or any agency or instrumentality thereof (a “Governmental Authority”), except in the case of clause (e) for such consents, approvals, registrations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to materially impair, or prevent or materially delay, the ability of such Seller to consummate transactions contemplated by this Agreement and the Ancillary Agreements.

Section 2.4Units. Such Seller is the record and beneficial owner of its respective Units, free and clear of any charge, limitation, condition, mortgage, lien, security interest, adverse claim, encumbrance or restriction of any kind (collectively, “Encumbrances”). Such Seller has the right, authority and power to sell, convey, assign, transfer and deliver the Units owned by such Seller to the Buyer. Upon delivery to the Buyer of executed instruments of transfer for the Units at the Closing and the Buyer’s payment of the Purchase Price, the Buyer shall acquire good, valid and marketable title to the Units, free and clear of any Encumbrance.

Section 2.5Litigation. There is no claim, action, suit, proceeding, inquiry, investigation or arbitration by or before any governmental, regulatory, administrative, judicial or arbitral body (an “Action”) pending or to the best knowledge of such Seller threatened (a) to restrain or prevent the consummation of the transactions contemplated hereby; or (b) that might affect the right of the Buyer to own and vote such Seller’s Units, nor is there any basis for any of the foregoing. There is no outstanding or to the best knowledge of such Seller threatened order, writ, judgment, injunction, decree, determination or award of, or investigation by, any Governmental Authority relating to such Seller with respect to Flaskworks, or any of Flaskworks’ properties or assets, any of its officers or managers or members or the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 2.6Brokers. No broker, finder or agent will have any claim against the Buyer (or after the Closing, Flaskworks) for any fees or commissions in connection with the transactions contemplated by this Agreement and each of the Ancillary Agreements based on arrangements made by or on behalf of such Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FLASKWORKS

Flaskworks hereby represents and warrants to the Buyer as follows:

Section 3.1Organization and Qualification. Flaskworks is a limited liability company duly organized, validly existing and in good standing under the laws of Massachusetts, and has full limited liability company power and authority to own, lease and operate its properties and to carry on its business. Flaskworks is duly qualified or licensed as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except as has not, or would not reasonably be expected to materially impair the ability of Flaskworks or the Sellers to timely consummate, or prevent, any of the transactions contemplated by this Agreement or the Ancillary Agreements or to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition or results of operations of Flaskworks (a “Material Adverse Effect”).

Section 3.2Authority. Flaskworks has full limited liability company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Flaskworks of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of Flaskworks, and this Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by Flaskworks and, assuming due authorization, execution and delivery by the Buyer, are legal, valid, binding and enforceable upon and against Flaskworks (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).

Section 3.3No Conflict; Required Filings and Consents. The execution, delivery and performance by Flaskworks of this Agreement and each of the Ancillary Agreements and the consummation by Flaskworks of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the certificate of formation (as amended to date, the “Certificate”) or the amended and restated limited liability company agreement of Flaskworks (as amended to date, the “Flaskworks LLC Agreement”); (b) violate in any material respect any Law applicable to Flaskworks; (c) conflict with, create a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, security interest, charge or encumbrance upon any property or right of the Sellers or Flaskworks pursuant to, any Contract, agreement, license, permit or other instrument to which the Sellers or Flaskworks is a party or by which the Sellers, Flaskworks or any of Flaskworks’ properties, assets or rights may be bound, affected or benefited, except for any such breaches, defaults or other occurrences that, individually or in the aggregate, are not and would not reasonably be expected to have a Material Adverse Effect; (d) allow the imposition of any material fees or penalties or require the offering or making of any payment to a third party on the part of Flaskworks; or (e) assuming the accuracy of the representations and warranties made by the Buyer in Article IV hereof, require any consent or approval of, registration or filing with, or notice to any Governmental Authority, except in the case of clause (e) for such consents, approvals, registrations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to materially impair the ability of Flaskworks or the Sellers to timely consummate, or prevent, any of the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 3.4Capitalization. Schedule 3.4 sets forth a complete and accurate list, as of the date hereof, of all record owners of the issued and outstanding Units (of any and all classes), indicating the respective number and class of Units held by each. Except for the Units, Flaskworks has not issued or agreed to issue any (a) Units or other equity, ownership or voting interests; (b) securities or instruments convertible into or exchangeable for Units or other equity, ownership or voting interests; or (c) equity-equivalents, earnings, profits or revenue-based or equity-based rights. All Units have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Other than the rights under to the Equity Documents that are waived pursuant to Section 1.4 hereof, there are no outstanding obligations of Flaskworks to issue, sell, transfer, repurchase or redeem any Units or other equity interests of Flaskworks, or any securities or instruments convertible into or exchangeable for or that otherwise give rights with respect to Units or other equity interests of Flaskworks, or that relate to the holding, voting or disposition thereof. No Units have been issued in violation of any rights, agreements, commitments or arrangements under applicable Law, the Certificate, the Flaskworks LLC Agreement or any Contract or agreement to which Flaskworks is a party or by which it is bound. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Units. Flaskworks has obtained valid waivers with respect to any rights by other parties to purchase any of the Units covered by this Agreement.

Section 3.5Subsidiaries. Flaskworks does not presently own or control, directly or indirectly, any interest in any other entity of any type. Flaskworks is not a participant in any joint venture, partnership or similar arrangement.

Section 3.6Financial Statements.

(a)True and complete copies of the unaudited balance sheet of Flaskworks as at December 31, 2018, December 31, 2019, and the related unaudited statements of income, retained earnings, unitholders’ equity and changes in financial position of Flaskworks, together with all related notes and schedules thereto (collectively referred to as the “Financial Statements”) and the unaudited balance sheet of Flaskworks as at April 30, 2020, and the related statements of income, retained earnings, unitholders’ equity and changes in financial position of Flaskworks, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements”) are attached hereto as Schedule 3.6(a). Each of the Financial Statements and the Interim Financial Statements (i) accurately reflect and have been prepared in accordance with the books and records of Flaskworks, (ii) have been prepared in accordance with United States GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of Flaskworks as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b)The books of account and financial records of Flaskworks are true and correct and have been prepared and are maintained in accordance with sound accounting practice. Flaskworks has not made any changes in its accounting practice since December 31, 2019.

Section 3.7Absence of Undisclosed Liabilities. Except as and to the extent adequately accrued or reserved against in the audited balance sheet of Flaskworks as at December 31, 2019 (such balance sheet, together with all related notes and schedules thereto, the “Balance Sheet”), Flaskworks has no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, known or unknown and whether or not required by United States GAAP to be reflected on a balance sheet of Flaskworks, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet that are not, individually or in the aggregate in excess of $20,000.

Section 3.8Absence of Certain Changes or Events. Since the date of the Balance Sheet: (a) Flaskworks has conducted its business only in the ordinary course consistent with past practice; (b) no event or development has had, or would reasonably be expected to have, individually or in the aggregate a Material Adverse Effect; (c) Flaskworks has not suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (d) Flaskworks has preserved substantially intact its business organization and assets, has kept available the services of its current officers, employees and consultants and has preserved the goodwill of its customers, suppliers and employees. Since the date of the Balance Sheet, the Sellers have not caused Flaskworks to, and Flaskworks did not, (i) declare, set aside, make or pay any dividend or other distribution on or with respect to any of Flaskworks’ units or other equity or ownership interest, (ii) accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses or capital expenditures, reduce inventories, or otherwise increase cash on hand, (iii) make any payments to Related Parties pursuant to Contract or otherwise or (iv) or make any other changes in the management of working capital, or modify practices with respect thereto.

Section 3.9Compliance with Law; Permits. Flaskworks is and has been since January 28, 2016 in compliance in all material respects with all Laws applicable to it and there is no investigation pending, or to the best knowledge of the Sellers, threatened by any Governmental Authority regarding a material violation of any such Law. Flaskworks is in possession of all permits, licenses and other authorizations of any Governmental Authority (“Permits”) necessary for it to own, lease and operate its properties and to carry on its business as currently conducted, and is and has been in compliance in all material respects with all such Permits. To the best knowledge of the Sellers, there is no basis for the revocation or withdrawal of any Permit. Flaskworks will continue to have the use and benefit of all Permits following the consummation of the transactions contemplated hereby.

Section 3.10Litigation. There is no Action pending or to the best knowledge of the Sellers threatened (a) affecting Flaskworks, its officers or directors in regards to their actions as such, its assets or its business; (b) to restrain or prevent the consummation of the transactions contemplated hereby; or (c) that might affect the right of the Buyer to own and vote the Units, nor is there any basis for any of the foregoing. There is no outstanding or to the best knowledge of the Sellers threatened order, writ, judgment, injunction, decree, determination or award of, or investigation by, any Governmental Authority relating to Flaskworks, any of its properties or assets, any of its officers or managers or members or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Action initiated by Flaskworks pending, or which Flaskworks or any of its subsidiaries has commenced preparations to initiate, against any other Person. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to Flaskworks) involving the prior employment of any of Flaskworks’ employees, their services provided in connection with Flaskworks’ business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

Section 3.11Employee Benefit Plans. Except as set forth on Schedule 3.11, there are no current employment Contracts or consulting agreements by which Flaskworks is bound, and no deferred compensation, bonus, incentive compensation, option, severance or termination pay agreement or plan or any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, by Flaskworks for the benefit of any current or former employee, officer or director of Flaskworks, or with respect to which Flaskworks has any liability, contingent or otherwise (collectively, “Benefit Plans”). None of the Benefit Plans is a multiemployer plan (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), is subject to Title IV of ERISA or Section 412 of the Code, or provides post-employment welfare benefits (except to the extent required by Section 4980B of the Code). All of the Benefit Plans currently comply, and have complied in the past, both as to form and operation, with the terms of such Benefit Plans and with the applicable provisions of ERISA, the Code and other applicable Law.

Section 3.12Labor and Employment Matters. Flaskworks is not a party to any Contract or collective bargaining agreement with any labor organization. No organization or representation question, labor dispute or unfair labor practice or complaint is pending or has been threatened in the past five years.

Section 3.13Real and Personal Property.

(a)Flaskworks does not own any Real Property. Schedule 3.13 sets forth a true and complete list of all real property and interests in real property leased or subleased by Flaskworks or which Flaskworks otherwise has a right to use or occupy (the “Real Property”). Flaskworks has good and marketable leasehold title to all Real Property, in each case together with all plants, buildings, improvements and fixtures thereon, free and clear of all Encumbrances, other than Encumbrances for current taxes not yet past due and Encumbrances that do not, individually or in the aggregate, materially impair the ownership, use and operation of the related assets (collectively, “Permitted Encumbrances”). No parcel of Real Property is or is to the best knowledge of the Sellers threatened to (i) become subject to any governmental decree or order to be sold or is or (ii) be condemned, expropriated or otherwise taken by any public authority. True and complete copies of all leases (including all amendments) in respect of or affecting any Real Property have been delivered to the Buyer. Flaskworks has valid licenses and/or permits to operate on the Real Property listed in Schedule 3.13(a).

(b)Flaskworks has good and valid title to or a valid leasehold interest in all of its personal property, including all personal property reflected on the Balance Sheet or acquired in the ordinary course of business since the date of the Balance Sheet, except for any personal property sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice. None of the personal property owned or leased by Flaskworks is subject to any Encumbrance other than Permitted Encumbrances. Each item of tangible personal property of Flaskworks is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put.

(c)The assets owned or leased by Flaskworks constitute all of the assets necessary for Flaskworks to carry on its business as currently conducted.

Section 3.14Taxes. Flaskworks has filed all income and other material tax returns and other reports required of it under all federal, state, local and foreign tax laws and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. All such returns and reports are correct and complete in all material respects. Flaskworks has paid in full all taxes and other material amounts due thereunder, including without limitation all taxes that Flaskworks is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties. There are no accrued and unpaid federal, state, country, local or foreign taxes of Flaskworks that exceed the reserve for tax liability set forth on the face of the Interim Financial Statements. There have been no tax examinations or audits of Flaskworks, nor are any in progress. Flaskworks has not agreed, nor is it required, to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local law by reason of a change of accounting method initiated by it or any other relevant party. Flaskworks is not and has not been a party to any “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or to any other transaction that is a “reportable transaction” pursuant to Treasury Regulation Section 1.6011-4(b). Flaskworks has not applied for or received a loan pursuant to the Paycheck Protection Program as established under Title I of the Coronavirus Aid, Relief, and Economic Security Act, Pub.L. 116–136 (116th Cong.) (Mar. 27, 2020), requested or received any tax credits under any Stimulus Legislation, or deferred any payment of taxes under any Stimulus Legislation, Internal Revenue Service Notice 2020-18, Internal Revenue Service Notice 2020-20, or Internal Revenue Service Notice 2020-23.

Section 3.15Environmental Matters.

(a)(i) Neither Flaskworks, the Sellers nor to the best knowledge of the Sellers any previous owner, occupant or user of any Real Property or any other Person has engaged in or permitted any operation or activity at or upon, or any use or occupancy of, any Real Property that has resulted in a Release of any Hazardous Materials on, under, in or about any Real Property, or involved the generation, manufacture, storage, treatment or disposal of any Hazardous Materials at or on any Real Property, nor to the best knowledge of the Sellers, have any Hazardous Materials migrated from any Real Property to any adjacent properties; (ii) Flaskworks has received no notices, requests for information, claims, subpoenas or summons from any person that allege any violation by Flaskworks of Environmental Law or Environmental Permits, whether or not corrected, or any Environmental Liabilities of Flaskworks; (iii) there are no pending or threatened Actions against Flaskworks or any of its respective predecessors in interest alleging any material violation of Environmental Law or Environmental Permits or any material Environmental Liability and, to the Sellers’ knowledge, there exists no basis for any Action, citation, or directive against Flaskworks or the Sellers involving claims for Environmental Liabilities; (iv) Flaskworks is and has been in compliance in all material respects with all Environmental Law and Environmental Permits; (v) Flaskworks has obtained all Permits, licenses, registrations and other authorizations required pursuant to Environmental Laws (“Environmental Permits”); all such Environmental Permits are in full force and effect; and Flaskworks has not received any notice regarding the revocation, suspension or amendment of any Environmental Permit; and (vi) the Sellers have supplied the Buyer with true and complete copies of all notices, reports (including Phase I and Phase II environmental site assessments, as applicable) and other documents received by the Sellers or in the Sellers’ possession relating to (A) any environmental conditions at any facility or real property ever owned, operated or leased by Flaskworks or any of its respective predecessors in interest, (B) Flaskworks’ compliance with Environmental Law or Environmental Permits or (C) any Environmental Liability of Flaskworks or any of its respective predecessors-in-interest.

Section 3.16Material Contracts. Schedule 3.16 lists all agreements, arrangements or understandings, whether written or oral (“Contracts”), that are material to Flaskworks or its business, for the avoidance of doubt, including, but not limited to, all Contracts (a) with respect to Real Property, (b) with respect to Intellectual Property, (c) that involves aggregate receivables or liabilities of Flaskworks in excess of $20,000 on an annual basis, (d) with any Governmental Authority or (e) that limits, or purports to limit, the ability of Flaskworks to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of Flaskworks to sell to or purchase from any Person or to hire any person,(each, a “Material Contract”). Each Material Contract is legal, valid, binding and enforceable, and is in full force and effect (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity). Flaskworks is not, and to the best knowledge of the Sellers, no other party is in breach or violation of, or (with or without notice or lapse of time or both) default under any Material Contract, nor has Flaskworks or any Seller received any written claim of any such breach, violation or default. The Sellers have delivered to the Buyer true and complete copies of all Material Contracts, including any amendments thereto.

Section 3.17Related Party Interests and Transactions. There is no agreement, arrangement or understanding between any Seller, any of the Sellers’ Affiliates, or any of their respective officers, directors or employees or any family member (each of the foregoing, including the Sellers, a “Related Party”), on the one hand, and Flaskworks or any Affiliate of Flaskworks, on the other hand, nor any advances or other amounts owing to or from Flaskworks by or to any Related Party, except for any such arrangements, understandings, advances or amounts set forth on Schedule 3.17 and with respect to which the underlying documentation has been provided to the Buyer prior to the date hereof. No Related Party (a) owns or has owned, directly or indirectly any interest in any property, assets or rights used in the business of Flaskworks or has or has had any material commercial, industrial, banking, consulting, legal, accounting, charitable or other business relationship with or interest in any of Flaskworks’

customers, suppliers, service providers, joint venture partners, licensees or competitors, (b) is or has been involved in any business dealings or transactions with Flaskworks other than in the ordinary course of business at prevailing market terms or (c) except for the Sellers themselves (excluding any Seller that is not a natural person) is or has been employed by Flaskworks.

Section 3.18Intellectual Property.

(a)Schedule 3.18(a) sets forth a true and complete list of all issued, registered and applied-for Intellectual Property owned or purported to be owned by Flaskworks. Flaskworks is the sole and exclusive beneficial and record owner of all of such Intellectual Property, and all such Intellectual Property is valid, subsisting and, to Flaskworks’ knowledge, enforceable. Flaskworks owns or otherwise holds valid rights to use all Intellectual Property used or contemplated to be used in the operation of its business as currently conducted, and all such rights are free of all Encumbrances (except Permitted Encumbrances). The consummation of the transactions contemplated by this Agreement and each of the Ancillary Agreements will not alter or impair the ownership or right of Flaskworks to use any Intellectual Property used or contemplated to be used in the operation of its business as currently conducted. The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of Flaskworks, and the operation of the businesses of Flaskworks, in each case, as conducted on the date hereof and as conducted since January 28, 2016, does not infringe upon or, misappropriate, in each case, in any material respect, and has not infringed upon or misappropriated any Intellectual Property of any third party in any material respect. To the best knowledge of the Sellers, no valid basis for any such infringement or misappropriation claim exists. Flaskworks has taken reasonable measures to protect the secrecy, confidentiality and value of all trade secrets used in the business of Flaskworks, including entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to such trade secrets. None of such trade secrets has been disclosed or authorized to be disclosed to any Person other than to employees or agents of Flaskworks for use in connection with the business of Flaskworks or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interest of Flaskworks in and to such matters. To the best knowledge of the Sellers, no unauthorized disclosure of any such trade secrets has occurred. All Intellectual Property developed by or for Flaskworks was conceived, invented, reduced to practice, authored or otherwise created solely by either employees of Flaskworks acting within the scope of their employment, or independent contractors of Flaskworks pursuant to agreements containing an assignment of Intellectual Property to Flaskworks. No Person who was involved in, or who contributed to, the creation or development of any Intellectual Property, has performed services for the United States or a foreign government, university, college, or other educational or medical institution or research center in a manner that would affect Flaskworks’ rights in the Intellectual Property.

(b)Flaskworks (i) takes reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information and (ii) complies and has complied with applicable data protection, privacy and similar Laws, directives and codes of practice in any jurisdiction relating to any data processed by Flaskworks.

Section 3.19Certain Contractual Arrangements. None of Mr. Shashi Murthy, Ms. Lekhana Bhandary and Mr. Andrew Kozbial is party to any Contract that would or would reasonably be expected to prevent or materially impair such Person’s ability to work in the Business, as conducted by Flaskworks or otherwise, in each case, on Buyer’s behalf, following the Closing.

Section 3.20Brokers. No broker, finder or agent will have any claim against the Buyer (or after the Closing, Flaskworks) for any fees or commissions in connection with the transactions contemplated by this Agreement and each of the Ancillary Agreements based on arrangements made by or on behalf of the Sellers or Flaskworks.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Sellers as follows:

Section 4.1Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

Section 4.2Authority. The Buyer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by each of the Sellers, are legal, valid, binding and enforceable upon and against the Buyer (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).

Section 4.3Required Filings and Consents. Assuming the accuracy of the representations and warranties made by the Sellers in Article II hereof, the execution, delivery and performance by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby do not and will not require any consent or approval of, registration or filing with, or notice to any Governmental Authority, except for any filings with the U.S. securities and exchange commission and such other consents, approvals, registrations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to materially impair the ability of Buyer to timely consummate, or prevent, any of the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.4Brokers. No broker, finder or agent will have any claim against the Sellers for any fees or commissions in connection with the transactions contemplated by this Agreement or any Ancillary Agreement based on arrangements made by or on behalf of the Buyer.

ARTICLE V

COVENANTS

Section 5.1Transfer of Permits. Effective as of the Closing, the Sellers duly and validly transferred or caused to be transferred to Flaskworks without any additional consideration all Permits that are held in the name of any Seller or any of its Affiliates (other than Flaskworks) on behalf of Flaskworks and used in connection with the business of Flaskworks, and the representations, covenants and agreements contained herein shall apply to such Permits as if held by Flaskworks on the date hereof.

Section 5.2Confidentiality.

(a)From and after the Closing, until the third anniversary of the Closing Date, each Seller shall not, and each Seller shall cause its Affiliates (other than Flaskworks) and its and their respective Representatives not to, use for any purpose other than to benefit the Buyer or disclose to any third Person, any Confidential Information; provided, however, that any such Person may disclose Confidential Information to the extent (i) such disclosure is required by Law or legal process, (ii) unless impossible or otherwise prohibited by Law or legal process, such Person notifies the Buyer of the existence, terms and circumstances surrounding such disclosure obligation and consults with the Buyer on the advisability of taking steps available under applicable Law to resist or narrow such disclosure obligation, (iii) such Person cooperates reasonably with any efforts of the Buyer, if any, to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information, and (iv) such Person discloses only that portion of the Confidential Information that it is so required to disclose. Effective as of the Closing, the Sellers hereby assign to the Buyer all of the Sellers’ right, title and interest in and to any confidentiality agreements entered into by the Sellers (or their Affiliates or Representatives) in connection with any transaction involving the acquisition or purchase of all or any portion of Flaskworks. From and after the Closing, the Sellers shall take all actions reasonably requested by the Buyer, at Buyer’s sole cost, in order to assist in enforcing the rights so assigned. For the avoidance of doubt, Sellers who are employed by Flaskworks or Buyer following the Closing shall be permitted to use Confidential Information in the course of performing their respective responsibilities pursuant to such employment (during the course of such employment).

(b)Corning has used, and if such process has not been completed as of the date hereof, will use as rapidly as practicable, its commercially reasonable efforts to destroy or to return to Flaskworks any Confidential Information of Flaskworks, including any drawings, specifications or other information and materials, in any embodiment, relating to the design, development and/or operation of any equipment and/or systems (including any software) related to the Flaskworks Business, in each case, its possession or under its control (including any copies, excerpts and/or summaries thereof), including by expunging all such information from any storage media or device containing such information, provided that (i) it is not required to expunge any system back-up media such as copies of any computer records or files containing Confidential Information created solely pursuant to automatic archiving or back-up procedures on secured central storage servers and that cannot reasonably be expunged and (ii) it is permitted to retain one copy of the Confidential Information solely for the purpose of monitoring compliance with its obligations under Section 5.2 (Confidentiality) and agrees that it shall not knowingly access, review or distribute any of such materials other than to the extent it determines in good faith that doing so is necessary to monitor compliance with its obligations under Section 5.2 (Confidentiality). Notwithstanding any of the foregoing, Corning and its Affiliates will continue to be bound by their obligations under Section 5.2 (Confidentiality), including for the avoidance of doubt with respect to the information retained pursuant to the foregoing clause (ii).

Section 5.3Non-Competition; Non-Solicitation.

(a)For a period of six (6) months following the Closing with respect to Andrew Kozbial, and for a period of eighteen (18) months following the Closing for each of Jennifer Rossi and Shashi Murthy, each such Person shall not, and shall cause its respective Affiliates not to, directly or indirectly through any Person or contractual arrangement:

(i)engage or assist in the design, development, optimization, evaluation, testing, production, sale, licensing, usage (whether for proprietary operations, contract services or otherwise) or commercialization of any bioreactor or other equipment or system for the culture, maturation, activation, transformation or other production or manipulation of any type of living cell (the “Business”), or perform management, executive or supervisory functions with respect to, own, operate, join, control, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, render services or advice to, or allow any of its officers or employees to be connected as an officer, employee, partner, member, stockholder, consultant or otherwise with, any business or Person that competes in whole or in part with the Business; provided, however, that for purposes of Section 5.3, ownership of securities having no more than two percent of the outstanding voting power of any competitor which are listed on any national securities exchange shall not be deemed to be a violation of Section 5.3 so long as the Person owning such securities has no other association or relationship with such competitor. For the avoidance of doubt, Sellers who are employed by Flaskworks or Buyer following the Closing shall not be restricted by this Section 5.3(a)(i) with respect to the performance of their respective responsibilities pursuant to such employment (during the course of such employment) and the applicable period for each such Person set forth in Section 5.3(a) shall continue to run during the course of such employment;

(ii)solicit, recruit or hire any person who at any time on or after the date of this Agreement is a Covered Employee (as hereinafter defined); provided, that the foregoing shall not prohibit (A) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Covered Employees or (B) such Seller or any of its respective Affiliates from soliciting, recruiting or hiring any Covered Employee who has ceased to be employed or retained by Flaskworks, the Buyer or any of their respective Affiliates for at least 12 months. For purposes of Section 5.3, “Covered Employees” means, collectively, officers, managers and employees of Flaskworks, the Buyer and their respective Affiliates. For the avoidance of doubt, Sellers who are employed by Flaskworks or Buyer following the Closing shall not be restricted by this Section 5.3(a)(ii) with respect to the performance of their respective responsibilities pursuant to such employment (during the course of such employment) and the applicable period for each such Person set forth in Section 5.3(a) shall continue to run during the course of such employment;

(iii)solicit Business from any Customer (as hereinafter defined), refer Business from any Customer to any Person or be paid commissions based on Business sales received from any Customer by any Person. For purposes of Section 5.3, the term “Customer” means any Person to which any Seller, Flaskworks, the Buyer or any of their respective Affiliates provided products or services of the Business during the 12-month period prior to the time at which a determination must be made as to whether such Person is a Customer; provided, that the foregoing shall not prohibit any referral of Business by any Seller or Flaskworks to the Buyer; or

(iv)disparage the Buyer or any of its Affiliates in any way that would reasonably be expected to adversely affect the goodwill, reputation or business relationships of the Buyer or any of its Affiliates with the public generally, or with any of their customers, suppliers or employees.

(b)Each Seller acknowledges that the covenants of the Sellers set forth in Section 5.3 are an essential element of this Agreement and that any breach by such Persons of any provision of Section 5.3 will result in irreparable injury to the Buyer. Each Seller acknowledges that in the event of such a breach, in addition to all other remedies available at law, the Buyer shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising therefrom, as well as such other damages as may be appropriate. Each Seller has independently consulted with its counsel and after such consultation agrees that the covenants set forth in Section 5.3 are reasonable and proper to protect the legitimate interest of the Buyer.

(c)If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of Section 5.3 are unreasonable, it is the intention and the agreement of the parties that these provisions shall be construed by the court in such a manner as to impose only those restrictions on the Sellers’ conduct that are reasonable in light of the circumstances and as are necessary to assure to the Buyer the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants of Section 5.3 because taken together they are more extensive than necessary to assure to the Buyer the intended benefits of this Agreement, it is expressly understood and agreed by the parties that the provisions hereof that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding, shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(d)Notwithstanding the foregoing, the Buyer hereby acknowledges that Jennifer Rossi is employed by Kerafast, Inc. and its affiliate Absolute Antibody Limited and such employment, as it involves or relates to antibodies or reagents (but not including any work with respect to the manufacture of systems or processes), shall not to be deemed to be in violation of Section 5.3(a)(i) or Section 5.3(a)(ii).

Section 5.4Affiliate Arrangements; Release of Obligations.

(a)Except as set forth on Schedule 5.4, all Contracts between Flaskworks, on the one hand, and the Sellers and their respective Affiliates (other than Flaskworks), on the other hand, were cancelled without any consideration or further liability to any party and without the need for any further documentation, effective as of immediately prior to the Closing.

(b)Effective as of the Closing, each Seller does hereby, for itself and each of its Affiliates (excluding Flaskworks) and each of its and their Related Parties (each, a “Seller Releasing Party”), irrevocably release, waive and absolutely forever discharge Flaskworks and all its respective, past, present and future directors, officers, managers, agents, consultants, representatives, successors and assigns (collectively, the “Released Persons”), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, Contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known or unknown, at law or in equity (each a “Claim” and collectively, the “Claims”), that any Seller Releasing Party has had, may now have or may hereinafter have against any Released Person relating to, arising out of or resulting from any matter, act or omission whatsoever during all periods through the Closing and whether or not first asserted before or after the Closing (together, the “Released Matters”). The Released Matters shall not include (i) any agreement listed on Schedule 5.4, (ii) this Agreement or any Ancillary Agreement, (iii) the rights expressly contemplated to survive the Closing pursuant to Section 5.5, and (iv) any right of any Seller Releasing Party that is a natural person to salary, bonus, expense reimbursement or other ordinary compensation earned in the capacity as a manager, officer or employee of Flaskworks and that is set forth on Schedule 5.4(b)(iv). It is the intention of such Seller in providing this release to the Released Persons, and in giving and receiving the consideration called for in this Agreement, that this release shall be effective as a full and final accord and satisfaction and general release of and from all Released Matters and the final resolution by the applicable Seller Releasing Party, Flaskworks and its subsidiaries of all Released Matters.

Section 5.5Manager and Officer Indemnification. Prior to Closing, Flaskworks purchased a D&O tail policy to be in effect for, and with a claims period of, six years following the Closing (the “Tail Policy”). Buyer shall take no steps to terminate the D&O tail policy during such six year period and shall not be required to pay any premium, fee, deductible or other amount with respect to the Tail Policy. Any indemnification payable by Flaskworks or Buyer (such paying party, the “Payor”) with respect to the managers and officers of Flaskworks (including for the avoidance of doubt with respect to any Person represented by such a manager and their respective affiliates) will be limited to proceeds paid to the Payor on account of valid insurance claims made under the Tail Policy. In the event that the Buyer or Flaskworks or any of their respective successors or assigns (a) consolidates with or merges into any other Person or (b) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or Flaskworks, as the case may be, shall assume the obligations set forth in this Section 5.5. The obligations of Buyer under this Section 5.5 shall not be terminated or modified in such a manner as to adversely any Indemnified Person without the consent of such affected Person.

Section 5.6Public Announcements. No party to this Agreement shall, and each shall cause its Affiliates and its and their Representatives not to, issue any press release or make any other public statement with respect to this Agreement, the Ancillary Agreements and the other transactions contemplated hereby and thereby, except for any such disclosure, release or public statement that is necessary under applicable Law or stock exchange (including for this purpose, the OTC Markets) rule, reporting obligation or similar requirement.

Section 5.7Further Assurances. Following the Closing, each party hereto shall from time to time do such further acts and execute and deliver such further documents regarding its obligations hereunder as may be reasonably required for the purpose of (a) accomplishing the purposes of this Agreement or (b) assuring and confirming the validity of any documents of conveyance to be delivered at Closing.

ARTICLE VI

INDEMNIFICATION

Section 6.1Survival of Representations and Warranties. The representations and warranties of Flaskworks, the Sellers and the Buyer contained in this Agreement, the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be continuing and survive the Closing for a period of twelve (12) months, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Sellers or the Buyer; provided, however that (a) the representations and warranties set forth in Section 3.14 (Taxes) shall survive until the close of business on the 90th day following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) and (b) any representation in the case of fraud shall survive the Closing for a period of 20 years. The covenants and agreements of the parties contained in this Agreement and in any Ancillary Agreement shall survive the Closing until the expiration of the statute of limitations following the date all performance thereunder was due to be performed; provided, however, that the obligation to provide indemnification pursuant to and in accordance with the other provisions of this Article VI shall survive for a period of 20 years.

Section 6.2Indemnification by the Sellers. Each Seller, severally and not jointly, shall save, defend, indemnify and hold harmless the Buyer and its Affiliates (including Flaskworks) and the respective Representatives, successors and assigns of each of the foregoing, from and against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)any breach of any representation or warranty made by such Seller in Article II of this Agreement, or any Ancillary Agreement, schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby;

(b)any breach of any representation or warranty made by Flaskworks contained in this Agreement, or any Ancillary Agreement, schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby;

(c)any breach of any covenant or agreement by such Seller or Flaskworks contained in this Agreement or in any Ancillary Agreement;

(d)(i) any and all taxes (including any interest, additions and penalties with respect thereto, but excluding the portion of any Transfer Taxes payable by Buyer pursuant to Section 8.4) imposed on Flaskworks, or for which Flaskworks is liable, with respect to all periods ending on or before the Closing Date, or a pro rata portion (based on the proration under Section 8.2) of any such taxes for any period that ends after but includes the Closing Date or (ii) any and all income taxes (including any interest, additions and penalties with respect thereto) incurred or otherwise payable by the Sellers as a result of the consummation of the transactions contemplated hereby;

(e)any inaccuracy of or omission in the Closing Payment Schedule (including with respect to Buyer-Paid Expenses);

(f)any claims by direct or indirect equity holders or employees, or former equity holders or employees, or any Persons claiming to be an equity holder, in each case of Flaskworks or any of its Affiliates, relating to any claims against any of the foregoing entities arising prior to the Closing, including any claims with respect to the sale, purchase, termination, cancellation, expiration, redemption, forfeiture or conversion of the equity securities of Flaskworks in connection with this Agreement, any Ancillary Agreement or otherwise;

(g)any claims by any member, officer, manager, employee or other agent of Flaskworks for indemnification required under Flaskworks’ organizational documents (including under the New Flaskworks LLC Agreement) or otherwise by reason of the fact that such Person was a member, officer, manager, employee or other agent of Flaskworks for acts or omissions occurring prior to the Closing, in each case, to the extent not reimbursed by applicable insurance; and

(h)	any and all (i) Transaction Expenses and (ii) Indebtedness.

Section 6.3Indemnification by the Buyer. The Buyer shall save, defend, indemnify and hold harmless the Sellers and their respective Representatives, successors and assigns of each of the foregoing from and against any and all Losses asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)any breach of any representation or warranty made by the Buyer contained in this Agreement, Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby; and

(b)any breach of any covenant or agreement by the Buyer contained in this Agreement or any Ancillary Agreement.

Section 6.4Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the party obligated to provide such indemnification (the “Indemnifying Party”) describing such claim in reasonable detail (such notice, a “Claim Notice”). The failure to promptly deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VI except to the extent that the Indemnifying Party is materially prejudiced by such failure. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim, action or demand by a

Person who is not a party to this Agreement, the Indemnifying Party, if it acknowledges in writing its obligation to indemnify the Indemnified Party with respect to such claim, shall have the right, at its sole cost and expense and upon written notice to the Indemnified Party within 15 days of receipt of a Claim Notice in respect of such claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of any claim for equitable or injunctive relief or any claim that would impose criminal liability on the Indemnified Party (or its Affiliates), and the Indemnified Party shall have the right to defend, at the expense of the Indemnifying Party, any such claim. If the Indemnifying Party assumes the defense of such a claim, the Indemnified Party may participate in the defense of any such claim, action or demand with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such claim, the Indemnified Party may, but shall not be obligated to, defend against such claim in such manner as it may deem appropriate (and the Indemnifying Party shall cooperate with the Indemnified Party with respect to such defense), including, but not limited to, settling such claim, after giving notice to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. No action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations with respect to any damages resulting therefrom. In no event may the Indemnifying Party settle any such claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.5Limitations on Indemnification.

(a)Notwithstanding anything to the contrary herein the total aggregate amount in respect of which the Sellers shall be liable for indemnification under any provision of Section 6.2 shall not exceed (i) fifteen percent (15%) of the Purchase Price received by the Sellers hereunder and, (ii) with respect to each Seller, shall not exceed the proportionate amount of the Purchase Price received by the Sellers hereunder, provided, however, that the foregoing clause (i) shall not apply to Losses claimed pursuant to Sections 6.2(c) (but only with respect to a breach of Section 5.2 or 5.3), 6.2(d), 6.2(e), 6.2(f), 6.2(g) and 6.2(h) or arising out of or relating to the representations and warranties set forth in Section 3.14 (Taxes) (the maximum aggregate amount in respect of which the Sellers shall be liable for indemnification shall not exceed the Purchase Price received by the Sellers hereunder); and the foregoing clauses (i) and (ii) shall not apply in cases involving fraud. For the avoidance of doubt, no Seller shall be liable for the fraud or intentional misrepresentation of any other Seller.

(b)For purposes of calculating the amount of any Loss arising from a breach of any representation or warranty subject to indemnification under Section 6.2(a), as well as for purposes of determining whether there has been a breach of any such representation or warranty, all “material”, “materially”, “in all material respects”, “Material Adverse Effect”, and other like qualifications shall be disregarded.

(c)For the avoidance of doubt and notwithstanding anything herein to the contrary, nothing herein shall be deemed to limit Buyer’s remedies against Sellers or any other Person with respect to infringement or similar impermissible uses by such Persons of the intellectual property of or licensed by Flaskworks and/or the Buyer and its Affiliates.

Section 6.6Tax Treatment. The parties agree to treat any amounts payable pursuant to this Article VI as an adjustment to the purchase price for all tax-related purposes to the extent permitted by Law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, provided that all Transaction Expenses shall be paid by the Sellers and not by Flaskworks. If Flaskworks shall pay or be liable for any fee, expense, or liability described in this Section, the sum of all such payments or liabilities shall be paid by the Sellers to the Buyer upon demand.

Section 7.2Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 7.3Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a party shall be valid only if set forth in writing by such party.

Section 7.4Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e-mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the party to receive such notice, or to such other address as may be designated in writing by such party.

Section 7.5Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 7.6Third-Party Beneficiaries. Except as provided in Article VI and in Section 5.5 (for the limited purpose set forth therein), nothing in this Agreement shall confer upon any person other than the parties and their respective successors and permitted assigns any right of any nature.

Section 7.7Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 7.8Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements brought by any party or its successors or assigns against the other party shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.

Section 7.9Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.10Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement to any Affiliate of the Buyer without the prior consent of the Seller; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon the parties and their respective successors and assigns, heirs and executors.

Section 7.11Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 7.12Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties as evidenced hereby.

Section 7.13Counterparts. This Agreement may be executed in counterparts (including facsimile, .pdf and electronic transmission counterparts), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 7.14Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 7.15Certain Defined Terms. For purposes of this Agreement, certain terms used herein shall have the meanings set forth in Annex A.

ARTICLE VIII

TAXES

Section 8.1Tax Treatment. For U.S. federal income tax purposes, the parties hereto agree to treat the purchase of Units pursuant to this Agreement in the manner required by Situation 2 of Revenue Ruling 99-6, such that Flaskworks terminates as a partnership under Section 708(b)(1)(A) of the Code, Flaskworks is deemed to make a liquidating distribution of the assets held by Flaskworks to the Sellers and the Buyer is deemed to acquire, by purchase from the Sellers, all of the assets held by Flaskworks immediately following the deemed distribution.

Section 8.2Proration. For all purposes under this Agreement involving the determination of taxes (including the determination of taxes that imposed on, or for which Flaskworks is liable, for purposes of Section 6.2(c)), in the case of taxes that are payable with respect to any period that includes but does not end on the Closing Date, the portion of any such tax that is allocable to the portion of the period ending on the close of the Closing Date shall be (i) in the case of taxes that are (x) based upon or related to income or receipts, (y) imposed in connection with the sale or other transfer or assignment of property (real or personal, tangible or intangible) or other transaction-based taxes or (z) employment, social security or other similar taxes, deemed equal to the amount which would be payable if the taxable year ended at the close of business on the Closing Date; and (ii) in the case of taxes imposed on a periodic basis with respect to any assets, deemed to be the amount of such taxes for the entire period (or, in the case of such taxes determined on an arrears basis, the amount of such taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending at the close of business on the Closing Date and the denominator of which is the number of calendar days in the entire period.

Section 8.3Cooperation on Tax Matters. Buyer and Seller shall cooperate, as and to the extent reasonably requested by the other party and at the requesting party’s expense, in connection with the filing of tax returns pursuant to this Agreement and any action, suit, demand or other proceeding with respect to taxes relating to the transaction pursuant to this Agreement.

Section 8.4Transfer Taxes. All Transfer Taxes payable on or in connection with the transfer of the Units to Buyer and the transactions contemplated by this Agreement shall be borne and paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller when due in compliance with applicable Laws. The Party responsible under applicable Law for filing the applicable tax return with respect to such Transfer Tax shall prepare and file all necessary tax returns and other documentation required to be filed by it with respect to all Transfer Taxes, and, if required by applicable Law, the Parties will, and will cause their applicable Affiliates to, join in the execution of any such tax returns and other documentation. Seller and Buyer agree to cooperate with each other in the filing of any tax returns with respect to Transfer Taxes, including by promptly supplying any information in its possession that is reasonably necessary to complete such tax returns and other documentation.

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IN WITNESS WHEREOF, the Buyer, Flaskworks and the Sellers have caused this Agreement to be executed as of the date first written above (and with respect to the Buyer and Flaskworks, by their respective officers thereunto duly authorized).

BUYER		Address for Notices:

NORTHWEST BIOTHERAPEUTICS, INC.		Linda Powers, Leslie J. Goldman
4800 Montgomery Lane
Suite 800
/s/ Leslie J Goldman		Bethesda, MD 20814
Name: Leslie J Goldman		E-mail: lpow ers@nwbio.com;
Title: Senior Counsel		lgoldman@nwbio.com

With a copy to:
Brian Lane
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue NW
Washington, DC 20036

E-mail: BLane@gibsondunn.com

FLASKWORKS

FLASKWORKS, LLC.		Address for Notices:
By:	/s/ Jennifer M Rossi	165 Waltham Street
Name:	Jennifer M Rossi, PHD	Newton, MA 02465
President & CEO

SELLER

By:	/s/ Shashi Murthy	Address for Notices:
	Name: Shashi Murthy	165 Waltham Street
Newton, MA 02465

By:	/s/ Andrew Kozbial	Address for Notices:
	Name: Andrew Kozbial	165 Waltham Street
Newton, MA 02465

By:	/s/ Keith L Olson	Coming Incorporated
	Name: Vice President, CLS	One Riverfront Plaza Coming, NY 14831
	Corning Incorporated	Attention: Corporate Secretary

ANNEX A

Certain Defined Terms

For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person.

“Ancillary Agreements” means each Special Consideration Agreement, Rights Issuance Agreement, Special Expense Agreement and Installment Expense Agreement, and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to Closing in connection with this Agreement or the transactions contemplated hereby.

“Cash Closing Consideration” means with respect to a Person, the amount and type of consideration designated as “Cash Closing Consideration” set forth next to such Person’s name on the Closing Payment Schedule.

“Cash Closing Expenses” means with respect to a Person, the amount and type of expenses designated as “Cash Closing Expenses” set forth next to such Person’s name on the Closing Payment Schedule.

“Closing Payment Schedule” means the schedule attached hereto as Exhibit A (which shall form a part of this Agreement) setting forth, as of the Closing Date: (a) the name of each Seller and each recipient of Buyer-Paid Expenses; (b) for each Seller, (i) the number and class of Units held by such Person and (ii) the amount and form (i.e., cash and/or Shares) of consideration payable to such Seller, broken down into each individual component thereof and noting the manner in which each such item will be paid; and (c) for each recipient of Cash Closing Expenses, Special Expenses or Installment Expenses, the amount and form (i.e., cash and/or Shares) of consideration payable to such Person at the Closing as a component of the Purchase Price (“Buyer-Paid Expenses”), broken down into each individual component thereof and noting the manner in which each such item will be paid. The Closing Payment Schedule shall also set forth applicable procedures for payment of consideration and expenses set forth thereon, including any agreements required to be entered into in connection therewith.

“Confidential Information” means all material information and data relating to Flaskworks, except for data or information that is or becomes available to the public other than as a result of a breach by any Seller of this Section, that was in the Sellers’ possession or available to the Sellers prior to receipt from Flaskworks, that is or becomes available to the Sellers on a nonconfidential basis from a source other than Flaskworks, or that is independently developed by the Sellers or others on its behalf without reference to or reliance on any Confidential Information.

“control,” as used in the definition of Affiliate, means, with respect to a corporation, the right to exercise directly or indirectly, 50% or more of the voting rights attributable to the controlled corporation, and, with respect to any partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

“Employee Loans” means each of the outstanding loans made to Flaskworks by each of Shashi Murthy and Jennifer Rossi.

“Environmental Law” means all Laws (including common law), statutes, regulations, rules, policy, guidance, ordinances, codes, orders, approvals and similar items, of all Governmental Authorities and all judicial and administrative and regulatory writs, injunctions, decrees, judgments and orders relating to (A) occupational health or safety; (B) the protection of public health, natural resources or the environment; (C) the treatment, storage, disposal, handling or release of Hazardous Materials or Remediation of Releases; or (D) exposure of persons to Hazardous Materials.

“Environmental Liabilities” means all fees (including, but not limited to, attorneys’ and consultants’ fees), costs and expenses (including, but not limited to, costs of investigation, monitoring and cleanup), fines, penalties, judgments, settlements and liabilities, whether accrued, fixed or contingent, known or unknown, and whether or not included in a schedule to this Agreement, any of which are incurred at any time arising out of, based on or resulting from (A) the presence or Release of Hazardous Materials into the environment, on or prior to the Closing Date, upon, beneath, or from any Real Property or other location (whether or not owned or operated by the Sellers or Flaskworks at the time such Hazardous Materials were present or released) where the Sellers or Flaskworks conducted operations or generated, stored, released, sent, transported, disposed or arranged for the disposal of Hazardous Materials, (B) human exposure to Hazardous Materials or (C) any violation of Environmental Law by the Sellers on or prior to the Closing.

“Equity Documents” means all agreements, arrangements and understandings governing or otherwise defining the terms of the Units as of immediately prior to the Closing, including any awards thereof, including the Flaskworks LLC Agreement.

“Hazardous Materials” means any substance, material, chemical or waste that is defined, classified or regulated as a “hazardous waste,” “hazardous substance,” “toxic substance,” “pollutant” or “contaminant” under any Environmental Law, including but not limited to gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls, asbestos, lead or urea formaldehyde foam insulation, the presence of which requires reporting, investigation, monitoring, maintenance, removal, abatement, mitigation or Remediation under any Environmental Law or which causes or threatens to cause a nuisance, trespass or other tortious condition or poses a hazard to human health and safety or the environment.

“Indebtedness” means, without duplication, (i) the unpaid principal amount, accrued interest, premiums, penalties and other fees, expenses (if any), and other payment obligations and amounts due (including such amounts that would become due as a result of the

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consummation of the transactions contemplated by this Agreement) in respect of any indebtedness for borrowed money or evidenced by notes, bonds, debentures or other similar instruments, obligations with respect to interest-rate hedging, swaps or similar financial arrangements; (ii) all obligations under capitalized leases with respect to which Flaskworks is liable; (iii) any amounts for the deferred purchase price of goods and services, including any earn out liabilities associated with past acquisitions; (iv) all deposits and monies received in advance; (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by any company; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which Flaskworks is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations; provided, that Indebtedness shall not include the Specified Short-Term Debt, any Buyer-Paid Expenses or any other component of the Purchase Price.

“Installment Expense Agreement” means an agreement substantially in the form attached hereto as Exhibit B, between Flaskworks and the Installment Payee with respect to the payment to the Installment Payee of expenses due as of the Closing Date.

“Installment Expenses” means the amount designated as “Installment Expenses” set forth next to the Installment Payee’s name on the Closing Payment Schedule.

“Installment Payee” means the Person denoted as such on the Closing Payment Schedule.

“Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S and non-U.S. (i) trademarks, service marks, brand names, corporate names, certification marks, collective marks, Internet domain names, trade dress, and other indicia of origin, including all registrations and applications for all of the foregoing, and all goodwill associated with all of the foregoing; (ii) patents, patent applications and invention disclosures; (iii) trade secrets, including know-how, proprietary information, inventions, discoveries and ideas, whether tangible or intangible and whether stored, compiled or memorialized physically, electronically, graphically, photographically or in writing; (iv) published and unpublished works of authorship (including software), copyrights therein and thereto, moral rights and rights of attribution, including all registrations and applications for all of the foregoing; and (v) all other intellectual property or proprietary rights, remedies and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

“License Agreement Amendment” means an amended and restated version of that certain license agreement between Northeastern University and Flaskworks (as amended and restated prior to such time), in form and substance reasonably satisfactory to the Buyer.

“Payoff Letter” means a duly executed letter in form and substance reasonably satisfactory to the Buyer, in which the payee agrees that, upon payment of the amount specified in such payoff letter, all obligations of Flaskworks arising under or related to the applicable indebtedness is repaid, discharged and extinguished in full and all Encumbrances in connection therewith shall be released.

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“Person” means any individual, corporation, partnership, trust, limited liability company, association, governmental body or agency, or other entity.

“Release” means any spilling, leaking, pumping, emitting, emptying, pouring, discharging, depositing, injecting, escaping, leaching, migrating, dumping, or disposing (including the abandonment or discarding of barrels, containers or other receptacles containing Hazardous Materials) into the environment.

“Remediation” means (A) any remedial action, remedy, response or removal action as those terms are defined in 42 U.S.C. § 9601, (B) any corrective action as that term has been construed pursuant to 42 U.S.C. § 6924, and (C) any measures or actions required or undertaken to investigate, assess, evaluate, monitor, or otherwise delineate the presence or Release of any Hazardous Material in or into the environment or to prevent, clean up or minimize a Release or threatened release of Hazardous Materials.

“Rights Issuance Agreement” means an agreement substantially in the form attached hereto as Exhibit C, between a recipient of Stock Closing Consideration (as dictated by the Closing Payment Schedule) and the Buyer, with respect to the issuance of Stock Closing Consideration to such recipient.

“Shares” means shares of common stock of the Buyer issued based upon a value equal to the trailing five-trading day volume-weighted average closing price of the Buyer’s stock on the OTCQB Venture Market on the Closing Date. Such Shares shall be unregistered securities when issued and will bear restrictive legends to that effect.

“Special Consideration” means with respect to a Person, the amount and type of consideration designated as “Special Consideration” set forth next to such Person’s name on the Closing Payment Schedule.

“Special Consideration Agreement” means an agreement substantially in the form attached hereto as Exhibit D, between a recipient of Special Consideration (as dictated by the Closing Payment Schedule) and the Buyer, with respect to the issuance of Special Consideration to such recipient.

“Special Expense Agreement” means an agreement substantially in the form attached hereto as Exhibit E, between a recipient of Special Expenses (as dictated by the Closing Payment Schedule) and the Buyer, with respect to the issuance of Special Expenses to such recipient.

“Special Expenses” means with respect to a Person, the amount and type of expenses designated as “Special Expenses” set forth next to such Person’s name on the Closing Payment Schedule.

“Specified Short-Term Debt” means the Indebtedness of Flaskworks set forth on Schedule A. (For the purposes of this definition only, the proviso at the end of the definition of “Indebtedness” shall not be deemed to apply.)

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“Stimulus Legislation” means, collectively, the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020), the Coronavirus Aid, Relief, and Economic Security Act, Pub.L. 116–136 (116th Cong.) (Mar. 27, 2020), and any similar legislation enacted between March 18, 2020 (inclusive) and the Closing Date.

“Stock Closing Consideration” means with respect to a Person, the amount and type of consideration designated as “Stock Closing Consideration” set forth next to such Person’s name on the Closing Payment Schedule.

“Transaction Expenses” means any fees and expenses payable by Flaskworks or the Sellers in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, including, without limitation, fees and expenses payable to all attorneys, accountants, financial advisors and other professionals and bankers’, brokers’ or finders’ fees for persons not engaged by the Buyer, but excluding any Buyer-Paid Expenses or any other component of the Purchase Price.

“Transfer Taxes” means any U.S., state, county, local, non-U.S. and other sales, use, transfer, goods and services, value added, conveyance, documentary transfer, stamp duty, recording or other similar tax, fee or charge imposed on or in connection with the transactions contemplated by or the instruments executed under or in connection with this Agreement or the recording of any sale, transfer, or assignment or property (or any interest therein) effected pursuant to this Agreement.

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EXHIBIT A

Closing Payment Schedule

Execution Version

Exhibit A

Closing Payment Schedule

Person	Consideration
Sellers
Shashi Murthy

Units Owned: 2,636,147 Class A-1 Units

Cash Closing Consideration:

•

$100,000 loan repayment, payable in cash at Closing

•

$50,000 loan repayment, payable in cash at Closing

$82,894.32 in deferred salary, to be paid off by Buyer (to Flaskworks for further distribution to Mr. Murthy through the Flaskworks payroll system, less applicable employee income tax withholdings)

Stock Closing Consideration: Rights issued at Closing to receive $1,945,056 in Shares issued pursuant to, and subject to the vesting criteria set forth in, a Rights Issuance Agreement entered into with effect as of the Closing

Jennifer Rossi

Units Owned: 465,203 Class B Units

Cash Closing Consideration: $15,000 loan repayment, payable in cash at Closing

$47,983.24 in deferred salary, to be paid off by Buyer (to Flaskworks for further distribution to Ms. Rossi through the Flaskworks payroll system, less applicable employee income tax withholdings)

Special Consideration: $465,203 change-of-control payment, payable in accordance with the procedures set forth below

Andrew Kozbial

Units Owned: 63,292 Class B Units

Stock Closing Consideration: Rights issued at Closing to receive $63,292 in Shares issued pursuant to, and subject to the vesting criteria set forth in, a Rights Issuance Agreement entered into with effect as of the Closing

Corning Incorporated	Units Owned: 750,000 Class A-2 Units Cash Closing Consideration: $900,000, payable in cash at Closing Cash Closing Expenses: $98,928, payable in cash at Closing

Person	Consideration
Non-Seller Recipients of Buyer-Paid Expenses
Northeastern University

Cash Closing Expenses: $51,895.16 patent cost reimbursement and licensing fees, payable in cash at Closing

Special Expenses: $116,652, payable in accordance with the procedures set forth below and pursuant to a Special Expense Agreement entered into with effect as of the Closing

Fikst Product Development	Cash Closing Expenses: $32,194.29, payable in cash at Closing
Brown Rudnick LLP (“Installment Payee”)

Cash Closing Expenses: $271,220.32, payable in cash at Closing [Note: represents 75% of $361,627.10]

Installment Expenses: $90,406.78, payable in two equal cash installments of $45,203.39 on each of the 30th and 60th day following the Closing (or, if any such date is not a business day, on the business day immediately preceding such date) [Note: each installment represents 12.5% of $361,627.10]

All payments to such payee shall be made pursuant to an Installment Expense Agreement entered into with effect as of the Closing.

Procedures for Payment of Special Consideration / Special Expenses: No earlier than the 90th day, and no later than the 120th day after the Closing Date, each Person entitled to Special Consideration and/or Special Expenses as set forth above shall deliver to the Buyer a written notice executed by an authorized representative of such Person electing to receive the Special Consideration and/or Special Expenses due to it hereunder, in the form of cash, Shares or a combination thereof. Within five business days after receipt of such notice from such a Person and upon execution by such Person of (a) a Special Consideration Agreement (if and only if such Person elected to receive any Special Consideration in the form of Shares) or (b) the appropriate exhibits(s) to a Special Expense Agreement, as applicable, Buyer shall deliver or cause to be delivered to such Person the form and amount of Special Consideration and/or Special Expenses elected by such Party. Any Shares issued pursuant to such arrangement shall be unregistered securities when issued and will bear restrictive legends to that effect.

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EXHIBIT B

Installment Expense Agreement

MICHAEL J. COHEN

direct dial: 617.856.8296

fax: 617.289.0553

mcohen@brownrudnick.com

August 28, 2020

Flaskworks, LLC; Northwest Biotherapeutics, Inc.

RE:Acknowledgement of Obligations and Amendment to Engagement Letter

Dear Dr. Murthy and Ms. Powers:

This letter confirms your agreements regarding the obligations of (i) Flaskworks, LLC (the “Client”), and, (ii) following the closing of the transactions contemplated by that certain unit purchase agreement among Client, the current members of Client, and NWBio (as defined below) (the “Purchase Agreement”), Northwest Biotherapeutics, Inc. as the sole member of Client (“NWBio”, and together with Client, the “Payor”), jointly and severally, to pay Brown Rudnick LLP ("Firm") for legal services rendered by the Firm to the Client.

The Client acknowledges that, in accordance with the engagement letter dated as of May 13, 2016 (the "Engagement Letter"), the Firm has provided, and may continue to provide, legal and other professional services to the Client for which the Client is liable to the Firm for fees, costs, and expenses (“Legal Fees”). This letter modifies the payment obligations under the Engagement Letter.

Client agrees that as of August 28, 2020, the unpaid balance of the Legal Fees is $361,627.10 (the “Existing Balance”), which is now fully and unconditionally due and payable in cash by the Client to the Firm, without offset, defense, discount, or counterclaim of any kind, nature, or description whatsoever. The Existing Balance reflects all amounts reflected through our invoice dated August 25, 2020, does not include any time that we have worked but not yet billed or any expenses which we have incurred but not yet invoiced for reimbursement.

Concurrently with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Payor agrees to pay to the Firm in immediately available funds $271,220.32 towards satisfaction of the Existing Balance. Payor agrees to pay the balance of the Existing Balance in two (2) equal installments of $45,203.39, the first thereof no later than the thirtieth (30th) day following the Closing, an amount equal to , and the second thereof no later than the sixtieth (60th) day following the Closing, in each case in immediately available funds. Payor further agrees to pay any Legal Fees in excess of the Existing Balance (whether incurred prior to August 28, 2020 or thereafter) within thirty (30) days of the rendering of an invoice therefor.

Dr. Murthy and Ms. Powers August 28, 2020 Page 2

In the event that the Payor shall fail to timely satisfy any of its obligations hereunder or under the Engagement Letter (as modified hereby), then, without limitation of any other rights of the Firm: (a) the Firm shall have the right in its sole and absolute discretion to terminate its engagement as legal counsel to the Client (and NWBio, to the extent applicable), and (b) the entire unpaid amount of the Legal Fees (including without limitation the Existing Balance) shall thereupon and without further notice be accelerated and become automatically due and payable in full and in immediately available funds. Interest shall accrue thereafter on any and all amounts owed to the Firm at the rate of twelve percent (12.0%) per annum, which shall be due and payable upon demand. Nothing in this letter shall impair any lien or other rights the Firm may have with respect to the assets or properties of the Client, all of which are expressly preserved.

This letter represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions regarding such subject matter.

Each of Client and NWBio agree that, notwithstanding that the Firm provides legal representation to the Client in other matters, the Firm has not provided legal representation to Client or NWBio in connection with the preparation of this letter. Each of the Client and NWBio acknowledges that the Firm as advised the Client and NWBio to, and the Client and NWBio has had a reasonable opportunity to, seek the advice of independent legal counsel in connection with this letter.

[Remainder of page intentionally left blank.]

Dr. Murthy and Ms. Powers August 28, 2020 Page 3

To confirm your agreement to the terms of this letter and the agreements contained herein, please return a countersigned copy of this letter to me.

BROWN RUDNICK LLP

By:
Michael J. Cohen, Partner

CLIENT:

FLASKWORKS, LLC

By:
Name:
Title:

NWBIO:

NORTHWEST BIOTHERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT C

Rights Issuance Agreement

THE SHARES OF COMMON STOCK AWARDED PURSUANT TO THIS AGREEMENT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. TRANSFER OF SUCH SHARES IS ALSO RESTRICTED BY THE TERMS OF THIS AGREEMENT.

NORTHWEST BIOTHERAPEUTICS, INC.

RIGHTS ISSUANCE AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of August 28, 2020 (the “Closing Date”), between Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”).

WHEREAS, pursuant to that certain Unit Purchase Agreement, dated as of August 28, 2020 (the “Purchase Agreement”), among the Company and each of the other Persons set forth on the signature pages thereto, Recipient will receive the right to receive, subject to the vesting conditions set forth herein, the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth across from such party’s name on Exhibit A hereto (such shares, the “Shares”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Purchase Agreement

NOW, THEREFORE, it is agreed as follows:

1.Grant of Rights. The Company hereby grants to Recipient as of the Closing Date the right to receive [•] shares of Common Stock, which shall vest and be issued in accordance with the terms and conditions of this Agreement (such rights, the “Rights”). Recipient irrevocably agrees on behalf of Recipient and Recipient’s successors and permitted assigns to all of the terms and conditions of the award as set forth in or pursuant to this Agreement.

2.	Vesting; Settlement; Termination.

(a)Subject to the other conditions set forth in this Agreement, the Rights shall become vested as follows:

(i)Twenty-five percent (25%) of the Rights shall vest upon completion of all of the following:

(A)delivery to the Company by Recipient of a document listing all technical and regulatory requirements for the deployment of the EDEN system to manufacture DCVax-L, together with a detailed timeline;

(B)the initiation of EDEN system consumable sourcing from Saint Gobain or an equivalent supplier, via issued purchase order;

(C)the technology transfer of all relevant Company manufacturing protocols for DCVax-L to Flaskworks’ Boston site;

(D)	readiness of the EDEN prototype for testing at Advent

Bioservices; and

(E)	a period of ninety (90) days after the Closing.

(ii)Twenty-five percent (25%) of the Rights shall vest upon the demonstration to the Company’s reasonable satisfaction that the EDEN system can replicate the Company’s current DCVax-L manufacturing process as verified by yield, phenotype and functional assay data.

(iii)Twenty-five percent (25%) of the Rights shall vest upon the completion to the Company’s reasonable satisfaction of comparability studies that demonstrate equivalence between EDEN and the Company’s current process for DCVax-L, and equivalence of the DCVax-L products manufactured through EDEN and those manufactured through the Company’s current process. For purposes of this Agreement, “Completion” shall mean that all applicable data is available and prepared in a consolidated format sufficient for submission to regulatory agencies in the UK, US, Canada and EU.

(iv)Twenty-five percent (25%) of the Rights shall vest upon approval by the regulator in the US or EU of the comparability of the EDEN process and the Company’s current processes, and the comparability of DCVax-L products manufactured through EDEN and those manufactured through the Company’s current processes, for commercial use.

(b)Notwithstanding anything herein to the contrary, all Rights, whether or not vested in accordance with the vesting schedule set forth in Section 2(a) above shall vest, in each case, provided that the Recipient remains employed by the Company or its affiliate and the Recipient (in Recipient’s capacity as an employee of the Company or its affiliate) have not abandoned work on the EDEN system prior to such time:

(i)as of immediately prior to the consummation of a Change in Control of the Company (as defined in the Company’s Second Amended and Restated 2007 Stock Plan);

(ii)upon Recipient’s termination without Cause from employment (“Employment”) by the Company or its applicable affiliate; and/or

(iii)	in the event of Recipient’s death.

(c)The Rights that have vested are referred to herein as “Vested Rights.” The Rights that have not vested are referred to herein as “Unvested Rights.”

(d)Vested Rights shall be settled by the delivery to Recipient or a designated brokerage firm of one share of Common Stock (subject to equitable adjustment for any stock splits or similar transaction as of such date) per Vested Right within 30 days following the vesting of such Rights; provided that Recipient has satisfied all of the tax withholding

2

obligations described in Section 7 below, and that Recipient has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. For the avoidance of doubt, each payment hereunder shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.

(e)Notwithstanding anything contained in this Agreement to the contrary, upon Recipient’s termination of Employment for any reason (excluding Recipient’s death or termination without Cause by the Company or its applicable affiliate), any then Unvested Rights held by Recipient shall be forfeited and canceled as of the date of such termination (the “Termination Date”). Further, upon Recipient’s termination of Employment for Cause, any then Vested Rights not yet settled and any shares of Common Stock previously issued in respect of Vested Rights held by Recipient shall be forfeited and canceled as of the Termination Date.

(f)	For purposes of this agreement, “Cause” shall mean any of the following:

(i)Recipient has been convicted of (or has entered a plea of nolo contendere to) any felony or a misdemeanor involving moral turpitude;

(ii)Recipient failed to substantially perform Recipient’s material duties, which failure lasted for a period of at least fifteen (15) days after delivery to Recipient of a written notice of such failure;

(iii)Recipient’s fraud, embezzlement or other act of material dishonesty with respect to the Company or any of its affiliates; or

(iv)Recipient’s material breach of this Agreement or any other agreement between Recipient and the Company or any affiliate; provided that Recipient has been given written notice of any such alleged breach and an opportunity to cure such breach within fifteen (15) days after Recipient’s receipt of such notice.

3.	Representations. Recipient represents to the Company the following:

(a)Recipient is familiar with the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock underlying the Rights. Recipient is acquiring the Common Stock issuable hereunder for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)Recipient understands that the shares of Common Stock issuable hereunder have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Recipient’s investment intent as expressed herein.

(c)Recipient understands that, in addition to the restrictions set forth in this Agreement, the shares of Common Stock issuable hereunder are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Recipient must

3

hold such shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Recipient acknowledges that the Company has no obligation to register or qualify the shares of Common Stock issuable hereunder for resale. Recipient further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Common Stock issuable hereunder, and requirements relating to the Company which are outside of Recipient’s control, and which the Company is under no obligation and may not be able to satisfy.

(d)Recipient understands that Recipient may suffer adverse tax consequences as a result of Recipient’s acquisition, holding or disposition of the Rights and/or the shares of Common Stock issuable hereunder. Recipient represents that Recipient has consulted any tax consultants Recipient deems advisable in connection with the acquisition, holding and disposition of the Rights and the shares of Common Stock issuable hereunder (or has knowingly chosen not to consult a tax advisor) and that Recipient is not relying on the Company or its employees, officers, directors, attorneys or accountants for any tax advice.

(e)	[Accredited Investor Version: Financial Status.

(i)Recipient is an Accredited Investor (as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) of Regulation D promulgated under the Securities Act) because, (A) Recipient’s individual net worth or joint net worth with Recipient’s spouse at the time of the execution of this Agreement is in excess of $1,000,000, (B) Recipient had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with Recipient’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or (C) Recipient is an executive officer or director of the Company or its subsidiaries.

(ii)Recipient is able to bear the economic risk of an investment in the Common Stock for an indefinite period of time, has adequate means of providing for his or her current financial needs and personal contingencies, has no need for liquidity in the investment in the Common Stock, understands that Recipient may not be able to liquidate his or her investment in the Company in an emergency, if at all, and can afford a complete loss of the investment.

(iii)Recipient has delivered to the Company an executed Confidential Investment Qualification Questionnaire in the form(s) attached hereto as Exhibit B. The information contained therein is complete and accurate in all material respects.]

(f)	[Alternative Version: Purchaser Representative; Sophistication; Financial

Status.

(i)Representative. Recipient hereby acknowledges and consents to the appointment of Shashi Murthy to act as Recipient’s “purchaser representative” in connection with evaluating the merits and risks of the issuance of Rights (and underlying Shares) hereunder (the “Representative”). Recipient has received from Shashi Murthy a letter describing any

4

material relationship between he and the Company and its affiliates, which has existed during the last two years or is contemplated to exist in the future.

(ii)Representative is an Accredited Investor (as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) of Regulation D promulgated under the Securities Act) because, (A) Representative’s individual net worth or joint net worth with Representative’s spouse at the time of the execution of this Agreement is in excess of $1,000,000, (B) Representative had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with Representative’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or (C) Representative is an executive officer or director of the Company or its subsidiaries.

(iii)Representative has delivered to the Company an executed Confidential Investment Qualification Questionnaire in the form(s) attached hereto as Exhibit B. The information contained therein is complete and accurate in all material respects.

(iv)Recipient is able to bear the economic risk of an investment in the Common Stock for an indefinite period of time, has adequate means of providing for his or her current financial needs and personal contingencies, has no need for liquidity in the investment in the Common Stock, understands that Recipient may not be able to liquidate his or her investment in the Company in an emergency, if at all, and can afford a complete loss of the investment.

(v)Recipient has such knowledge and experience in financial and business matters that Recipient: (i) is capable of evaluating the merits and risks of the transactions contemplated by the issuance of the Rights (and underlying Shares) hereunder; or (ii)if Recipient does not have the knowledge and experience described in the preceding clause (i), Recipient has relied upon and believes that Representative has such knowledge and experience.]

4.Rights as a Stockholder. Subject to the provisions of this Agreement, Recipient shall not have voting rights or dividend rights with respect to shares of Common Stock underlying the Rights unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

5.Certification. To the extent the Company determines to certificate the shares of Common Stock issued hereunder, such shares, to the extent applicable, shall be subject to the following provisions, and Recipient covenants and agrees to Recipient’s obligations set forth in this Section 5.

(a)In addition to other legends that may be required by applicable law or as deemed appropriate by the Company, all certificates issued hereunder shall be endorsed the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED,

5

HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A, PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM REGISTRATION REQUIREMENT OF THE ACT PURSUANT TO RULE 144 OR RULE 144A, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE ISSUER (IF REQUESTED BY THE ISSUER) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAW.

6.No Guarantee of Continued Employment or other Service Rights. Nothing in this Agreement shall confer upon or grant any greater right to Recipient to continue to serve the Company or any of its affiliates in the capacity in effect at the time of this Agreement, nor shall this Agreement affect the rights of the Company or any of its affiliates to terminate, where applicable (i) the employment of Recipient for any reason, or no reason, with or without cause and with or without notice, (ii) the employment of Recipient pursuant to the terms of such Recipient’s employment or other service agreement(s) with the Company or any of its affiliates, (iii) the service as a consultant of Recipient pursuant to the terms of such Recipient’s consulting agreement with the Company or any of its affiliates, or (iv) the service of Recipient as a director or manager of the Company or any of its affiliates, as the case may be, and any provisions of applicable law.

7.	Withholding Obligations.

(a)At any time requested by the Company, Recipient hereby authorizes withholding from payroll and any other amounts payable to Recipient, and otherwise agrees to pay to the Company any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its subsidiaries, if any, which arise in connection with the Rights and/or the issuance of any shares of Common Stock hereunder. Promptly upon request from the Company, Recipient shall demonstrate to the reasonable satisfaction of the Company that Recipient has paid all taxes incurred in connection with the award, vesting or settlement of the Rights.

(b)Unless the tax withholding obligations of the Company and/or any subsidiary are satisfied, the Company shall have no obligation to issue any shares of Common Stock in respect of the Rights or release such shares from any escrow provided for herein.

(c)Notwithstanding anything to the contrary in this Agreement, Recipient may be permitted, in the sole discretion of the Company, to pay the statutory minimum withholding tax obligation incurred by reason of the vesting, settlement or transfer of any Rights by delivery of a

6

properly executed notice instructing the Company to withhold shares of Common Stock otherwise deliverable to Recipient hereunder having an aggregate fair market value (as determined by the Company in its sole discretion) on the date the obligation arises equal to the amount required to be withheld. ALTHOUGH IT IS CONTEMPLATED THAT RECIPIENT MAY BE PERMITTED TO USE THE WITHHOLDING OF SHARES TO SATISFY RECIPIENT’S TAX OBLIGATIONS, THERE IS NO ASSURANCE THAT THE COMPANY WILL BE IN A POSITION TO ALLOW RECIPIENT TO USE THIS OPTION AT THE TIME A TAX OBLIGATION ARISES.

8.	Miscellaneous.

(a)The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Recipient or other subsequent transfers by Recipient of any shares issued as a result of or under this Agreement, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act, covering the shares of Common Stock issued hereunder and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the shares of Common Stock issued hereunder must also comply with other applicable laws and regulations governing the sale of such shares.

(b)From time to time, the parties will execute and deliver, or cause to be executed and delivered, such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(c)This Agreement and the Purchase Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement.

(d)This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(e)This Agreement may be executed in counterparts (including facsimile, .pdf and electronic transmission counterparts), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(f)This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

(g)All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the

7

party to receive such notice, or to such other address as may be designated in writing by such party.

[Signature page follows]

8

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date first above written.

COMPANY	Address for Notices:

NORTHWEST BIOTHERAPEUTICS, INC.	4800 Montgomery Lane
Suite 800
Bethesda, MD 20814
E-mail: [●]

By:
Name:
Title:

RECIPIENT	Address for Notices:

By:	[●]
Name:	[●]
Title:	E-mail: [●]

[Signature Page to Rights Issuance Agreement]

EXHIBIT A

Name:	Number of Shares underlying the Rights
[Shashi Murthy][Andrew Kozbial]	[●]

EXHIBIT B

CERTIFICATION OF STATUS AS AN ACCREDITED INVESTOR

(Print or Type Recipient’s Name)

Reference is made to the Rights Issuance Agreement (the “Agreement”), dated as of even date herewith, by and between Northwest Biotherapeutics, Inc. (the “Company”) and the undersigned (“Undersigned”). Capitalized terms not otherwise defined herein shall have the same meanings specified in the Agreement. The Undersigned hereby certifies, pursuant to the Agreement, that:

1.Regulation D Matters

Undersigned is an “Accredited Investor” as that such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, unless Item VII below is marked with an “X” or similar check mark. Undersigned meets each of the following “Accredited Investor” categories marked with an “X” or similar check mark:

i.

an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Common Stock offered, with total assets in excess of $5,000,000;

ii.	a director, executive officer, or general partner of the issuer of the securities being offered or sold;

iii.	a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of his or her purchase exceeds $1,000,000;[1]

1    In calculating “individual net worth” or “joint net worth” for purposes of this item, the Recipient must exclude the value of his, her or its primary residence. The related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded from the calculation, but any indebtedness secured by the residence in excess of such fair market value must be treated as a liability and deducted from the Recipient’s net worth. Even if such fair market value exceeds the aggregate amount of indebtedness secured by the Recipient’s primary residence, any increase in the amount of such indebtedness incurred within 60 days before the Recipient enters into this Subscription Agreement must be treated as a liability and deducted from the Recipient’s net worth.

iv.

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income[2] with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

v.

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

vi.	an entity in which all of the equity owners are Accredited Investors; or

vii.	none of the above (Undersigned is not an Accredited Investor).

IN WITNESS WHEREOF, the Undersigned has executed this Certificate on the date set forth below.

Dated:	, 2020

Name:

2    For purposes of this item, “joint income” means adjusted gross income as reported for U.S. Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

EXHIBIT D

Special Consideration Agreement

SPECIAL CONSIDERATION AGREEMENT

THIS SPECIAL CONSIDERATION AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into between Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”).

WHEREAS, pursuant to that certain Unit Purchase Agreement, dated as of August 28, 2020 (the “Purchase Agreement”), among the Company and each of the other Persons set forth on the signature pages thereto, the Recipient has elected to receive the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in Section 1.1 below (such shares, the “Shares”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

DELIVERY OF SECURITIES

1.1 Issuance of Shares. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the parties contained herein, the Company hereby agrees to deliver to Recipient [•] shares of Common Stock. The Company shall deliver to Recipient the shares and appropriate evidence of issuance of the Shares. Each Share so delivered shall be registered on the books and records of the Company in the name of Recipient.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Recipient as follows:

2.1Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

2.2Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to deliver the Shares to the Recipient. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Recipient, is legal, valid, binding and enforceable upon and against the Company (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity).

2.3Validity of Securities. The Shares to be issued pursuant to this Agreement have been duly and validly issued.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RECIPIENT

Recipient hereby represents and warrants to the Company as follows:

3.1	Investment Intent and Eligibility.

(a)Recipient is an “accredited investor” within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the certifications made by Recipient in Appendix I in connection with this subscription are true and complete.

(b)Recipient has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his, her or its prospective investment and is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on such investment.

(c)Recipient has prior investment experience, or will rely upon his, her, or its financial advisor in connection with evaluating his, her or its decision to invest in the Shares.

(d)Recipient is acquiring the Shares for its own account, for investment and not with a view towards resale or distribution.

(e)Recipient has not been convicted, within the last ten years, of any felony or misdemeanor, and is not subject to any order, judgment or decree of any court, or subject to any order of any of the US Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority, the U.S. Postal Service, a stock exchange or a state regulator, in each case entered within the last five years, that restrains or enjoins Recipient from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities or from engaging in the business of securities, insurance or banking.

3.2Delivery of Information; Material Changes. Any information which Recipient has furnished to the Company with respect to Recipient’s financial position and business experience is correct and complete as of the date hereof. Recipient promptly notified the Company of any material changes in any of the representations or warranties set forth in this Agreement (including in Appendix 1) prior to the date hereof.

3.3	Receipt of Information; No Representations or Warranties.

(a)Recipient has carefully evaluated the risks involved in investing in the Shares. Recipient has been afforded the opportunity to ask such questions as he, she or it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of acquiring the Shares. Recipient has received information about the Company and the Shares requested by or on behalf of Recipient and has reviewed such information to the satisfaction of Recipient as Recipient has deemed appropriate in making an investment decision with respect to the Shares.

(b)Recipient acknowledges that, except as expressly provided herein, it is acquiring the Shares without any representation or warranty, express or implied, at law or in equity, by the Company, any of the other direct or indirect owners of the Company, or any of their respective officers, directors, employees, affiliates or advisors.

3.4Reliance. Recipient understands that the Company is relying upon its representations and warranties herein in determining whether Recipient is suitable as a recipient of the Shares, whether the Shares may be issued to Recipient without first registering the Shares under the Securities Act and all applicable state securities laws.

3.5Acknowledgement of Risk. Recipient acknowledges that an investment in the Company includes a high degree of risk and that Recipient could lose his, her or its entire investment. Recipient acknowledges that the Company has no current plans to file a registration statement to register the Shares with the SEC and that the Company has no obligation to Recipient to register such Shares in the future.

ARTICLE IV

MISCELLANEOUS

4.1	Transfer Restrictions. Recipient acknowledges and agrees that:

(a)the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of the provisions of either Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act by the SEC;

(b)none of the Shares have been registered under the Securities Act or any securities or “Blue Sky” laws of any state;

(c)none of the Shares may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless such Shares are registered under the Securities Act or any securities or “Blue Sky” laws of any state or an exemption from such registration is available; and

(d)certificate(s), if any, representing the Shares and each such certificate issued to any subsequent transferee of the Shares shall bear a conspicuous legend in substantially the following form (unless transferred in the manner described in the following legend):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED,ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR APPLICABLE

STATE SECURITIES LAW OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A, PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM REGISTRATION REQUIREMENT OF THE ACT PURSUANT TO RULE 144 OR RULE 144A, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE ISSUER (IF REQUESTED BY THE ISSUER) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAW.

4.2Further Assurances. From time to time, the parties will execute and deliver, or cause to be executed and delivered, such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

4.3Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement.

4.4Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

4.5Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

4.6Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the party to receive such notice, or to such other address as may be designated in writing by such party.

4.7Counterparts. This Agreement may be executed in counterparts (including facsimile, .pdf and electronic transmission counterparts), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY	Address for Notices:

NORTHWEST BIOTHERAPEUTICS, INC.	4800 Montgomery Lane
Suite 800
Bethesda, MD 20814
By:	E-mail: [●]
Name:
Title:

RECIPIENT	Address for Notices:

By:	[●]
Name:	[●]
Title:	E-mail: [●]

[Signature Page to Special Consideration Agreement]

APPENDIX I

CERTIFICATION OF STATUS AS AN ACCREDITED INVESTOR

(Print or Type Recipient’s Name)

Reference is made to the Special Consideration Agreement (the “Agreement”), dated as of even date herewith, by and between Northwest Biotherapeutics, Inc. (the “Company”) and the undersigned (“Undersigned”). Capitalized terms not otherwise defined herein shall have the same meanings specified in the Agreement. The Undersigned hereby certifies, pursuant to the Agreement, that:

1.Regulation D Matters

Undersigned is an “Accredited Investor” as that such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, unless Item VII below is marked with an “X” or similar check mark. Undersigned meets each of the following “Accredited Investor” categories marked with an “X” or similar check mark:

i.

an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Common Stock offered, with total assets in excess of $5,000,000;

ii.	a director, executive officer, or general partner of the issuer of the securities being offered or sold;

iii.	a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of his or her purchase exceeds $1,000,000;[1]

1     In calculating “individual net worth” or “joint net worth” for purposes of this item, the Recipient must exclude the value of his, her or its primary residence. The related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded from the calculation, but any indebtedness secured by the residence in excess of such fair market value must be treated as a liability and deducted from the Recipient’s net worth. Even if such fair market value exceeds the aggregate amount of indebtedness secured by the Recipient’s primary residence, any increase in the amount of such indebtedness incurred within 60 days before the Recipient enters into this Subscription Agreement must be treated as a liability and deducted from the Recipient’s net worth.

iv.

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income[2] with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

v.

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

vi.	an entity in which all of the equity owners are Accredited Investors; or

vii.	none of the above (Undersigned is not an Accredited Investor).

IN WITNESS WHEREOF, the Undersigned has executed this Certificate on the date set forth below.

Dated:	, 2020

Name:

2     For purposes of this item, “joint income” means adjusted gross income as reported for U.S. Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

EXHIBIT E

Special Expense Agreement

2

SPECIAL EXPENSE AGREEMENT

This Special Expense Agreement (this “Agreement”) is made and entered into as of August 28, 2020, by and among Corning Incorporated, a New York corporation (“Payee”), Flaskworks, LLC, a Massachusetts limited liability company (the “Company”), and Northwest Biotherapeutics, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Buyer, the Company and Payee are parties to that certain Unit Purchase Agreement dated as of the date hereof by and among Buyer, the Company and each of the other persons and entities set forth on the signature pages thereto (the “Purchase Agreement”); and

WHEREAS, the Purchase Agreement requires the payoff of the $98,928.00 in expenses (the “Expenses”) owed to Payee by the Company and contemplates that such payoff will be evidenced by the delivery of this Agreement at the Closing (as defined in the Purchase Agreement) and the payment to Payee at such time of the Expenses by Buyer in cash.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual covenants contained herein, the receipt and efficiency of which are hereby acknowledged, the Parties hereto (the “Parties” and each individually, a “Party”) agree as follows:

1.Payoff Acknowledgment. Payee hereby acknowledges that (a) as of the date hereof, the Expenses set forth herein are the sole remaining expenses owed to Payee by the Company excluding, for the avoidance of doubt, any amounts payable as consideration to Payee as a seller under the Purchase Agreement and (b) upon the payment of the Expenses in accordance with Section 2 hereof, (i) all obligations of the Company to the Payee as of the date hereof shall be repaid, discharged and extinguished in full and (ii) the Company, the Buyer and their respective affiliates are released and discharged from any liability with respect to the Expenses and shall have no further obligations with respect thereto.

2.Mechanics for Payment. The Expenses shall be paid in accordance with the Purchase Agreement and the Closing Payment Schedule (as defined therein) attached thereto.

3.Miscellaneous. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party. This letter may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e- mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the Party to receive such notice, or to such other address as may be designated in writing by such Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

BUYER	Address for Notices:

NORTHWEST BIOTHERAPEUTICS, INC.	4800 Montgomery Lane
Suite 800
Bethesda, MD 20814
E-mail: lpowers@nwbio.com;
By:	lgoldman@nwbio.com
Name:
Title:

PAYEE	Address for Notices:

[●]	[●]

By:
Name:
Title:

COMPANY	Address for Notices:

FLASKWORKS, LLC	38 Wareham Street, 3rd Floor
Boston, MA 02118
E-mail:
shashi.k.murthy@flaskworks.com
By:
Name:
Title:

SPECIAL EXPENSE AGREEMENT

This Special Expense Agreement (this "Agreement") is made and entered into as of August 28, 2020, by and among Northeastern University ("Payee"), Flaskworks, LLC, a Massachusetts limited liability company (the "Company"), and Northwest Biotherapeutics, Inc., a Delaware corporation ("Buyer").

WHEREAS, Buyer and the Company are parties to that certain Unit Purchase Agreement dated as of the date hereof by and among Buyer, the Company and each of the other persons and entities set forth on the signature pages thereto (the "Purchase Agreement"); and

WHEREAS, the Purchase Agreement requires the payoff of the $168,547.16 in expenses (the "Expenses") owed to Payee by the Company and contemplates that such payoff will be evidenced by (a) the payment by Buyer to Payee at the Closing (as defined in the Purchase Agreement) of $51,895.16 the ("Cash Payment") out of the total amount of Expenses and (b) the delivery of this Agreement at the Closing and the subsequent payment to Payee ofan amount equal to the Expenses, less the Cash Payment (such $116,652 difference, the "Remaining Expenses") by Buyer in cash, shares of Buyer's common stock ("Shares"), or some combination thereof, at the election of Payee, which election is to be made between the 901h and 1201h day following the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual covenants contained herein, the receipt and efficiency of which are hereby acknowledged, the Parties hereto (the "Parties" and each individually, a "Party") agree as follows:

1.Payoff Acknowledgment. Payee hereby acknowledges that (a) as of the date hereof, the Expenses set forth herein are the sole remaining expenses owed to Payee by the Company excluding, for the avoidance of doubt, any amounts due following the date hereof under that certain License Agreement by and between Payee and the Company, as amended and restated as of the date hereof (the "License Agreement") and (b) upon the payment of the Remaining Expenses in accordance with Section 2 hereof and of the Cash Payment, (i) all obligations of the Company to the Payee as of the date hereof shall be repaid, discharged and extinguished in full and (ii) the Company, the Buyer and their respective affiliates are released and discharged from any liability with respect to the Expenses and shall have no further obligations with respect thereto.

2.Mechanics for Payment. The Remaining Expenses shall be paid in accordance Section 10 of the License Agreement. In the event that Payee elects to receive any Shares, it shall execute and deliver in to Buyer in connection with such election the form of agreement attached hereto as Exhibit A.

3.Miscellaneous. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party. This letter may be executed in multiple counterparts and by facsimile sig nat w-e, each of which shall be deemed an original and all of which together shall constitute one instrument. Neither this Agreement nor any of the rights , interests or obligations under this Agreement may be assigned or deleg ated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and constrned in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts oflaws principles of the State of Delaware . All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the Pa1ty to receive such notice, or to such other address as may be designated in writing by such Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

BUYER	Address for Notices:

NORTHWEST BIOTHERAPEUTICS, INC.	4800 Montgomery Lane
Suite 800
Bethesda, MD 20814
E-mail: lpowers@nwbio.com;
By:	lgoldman@nwbio.com
Name:
Title:

PAYEE	Address for Notices:

[●]	[●]

By:
Name:
Title:

COMPANY	Address for Notices:

FLASKWORKS, LLC	38 Wareham Street, 3rd Floor
Boston, MA 02118
E-mail:
By:	shashi.k.murthy@flaskworks.com
Name:
Title:

EXHIBIT A

AGREEMENT FOR PAYMENT OF EXPENSES IN SHARES

AGREEMENT FOR PAYMENT OF EXPENSES IN SHARES

TIDS AGREEMENT FOR PAYMENT OF EXPENSES IN SHARES (this "Agreement"), dated as of [• ], 2020 , is entered into between Northwest Biotherapeut ics , Inc., a Delaware corporation (the "Company"), and the undersigned recipient ("Recipient").

WHE REAS, pursuant to that certain Special Expense Agreement dated as of the date hereof by and among Recipient , Flaskworks , LLC, a Massachusetts limited liability company , and the Company, and in connection with the transactions contemplated by that certain Unit Purchase Agreement, dated as of [• ], 2020 (the "Purchase Agreement") , among the Company and each of the other Persons set forth on the signature pages thereto, the Recipient has elected to receive the number of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), set forth in Section 1.1 below (such shares , the "Shares"). Capitalized tenns used but not otherwise defined herein will have the meanings set forth in the Purchase Agreement.

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

DELIVERY OF SECURITIES

1.I Issuance of Shares.  Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the parties contained herein, the Company hereby agrees to deliver to Recipient [• ] shares of Common Stock. The Company shall deliver to Recipient the shares and appropriate evidence of issuance of the Shares. Each Share so delivered shall be registered on the books and records of the Company in the name of Recipient.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Recipient as follows:

2.1Organization and Authority. he Company is a corporation duly organized, validly existing and in good standjng under the laws of Delaware .

2.2Authorization. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to deliver the Shares to the Recipient. This Agreement has been duly executed and delivered by the Company and, assuming due authori zation, execution and delivery by the Recipie nt, is legal, valid, binding and enforceable upon and against the Company (except as enforcement may be limited by applicable bankm ptcy, insolvency , reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity).

2.3Validity of Securities. The Shares to be issued pursuant to this Agreement have been duly and validly iss ued.

ARTICLE III

REPRESENTATIONS AND \VARRANTIES OF RECIPIENT

Recipient hereby represents  and  warrants to the Company  as follows:

3.1 Investment Intent and Eligibi lit y.

(a)Recipient is an "accredited investor" within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act of 193 3, as amended (the "Securities Act"), and  the certifications made by Recipient in Appendix I in connection with this subscription are true and complete.

(b)Recipient has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his, her or its prospective investment and is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on such investment.

(c)Recipient has prior investment experience, or will rely upon his, her, or its financial advisor in connection with evaluating his , her or its decision to invest in the Shares.

(d)Recipient is acquiring the Shares for its own account, for investment and not with a view towards resale or distribution.

(e)Recipient has not been convicted, within the last ten years, of any felony or misdemeanor , and is not subject to any order, judgment or decree of any comt, or subject to any order of any of the US Securities and Exchange Commission (the "SEC''), the Financial Industry Regulatory Authori ty, the U.S. Postal Service, a stock exchange or a state regula tor, in each case entered within the last five years, that restrains or enjoins Recipient from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any securi ty; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an unde rwriter , broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities or from engaging in the business of securiti es, insurance or banking .

3.2Delive ry ofl nfonnation; Material Changes . Any info1m at ion which Recipient has furnished to the Company with respect to Recipient's financial position and business experience is correct and complete as of the date hereof. Recipient promptly notified the Company of any material changes in any of the representations or warranties set forth  in  this Agreement  (including in Appendix 1) prior to the date hereof.

3.3	Receipt of Information; No Representations or Wan-anties.

(a)Recipient has carefully evaluated the risks involved in investing in the Shares. Recipient has been afforded the opportunity to ask such questions as he, she or it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of acquiring the Shares. Recipient has received information about the Company and the Shares requested by or on behalf of Recipient and has reviewed such information to the satisfaction of Recipient as Recipient has deemed appropriate in making an investment decision with respect to the Shares.

(b)Recipient acknowledges that, except as expressly provided herein , it is acquiring the Shares without any representation or warranty, express or implied, at law or in equity, by the Company, any of the other direct or indirect owners of the Company, or any of their respective officers, directors, employees, affiliates or advisors.

3.4Reliance. Recipient understands that the Company is relying upon its representations and warranties herein in determining whether Recipient is suitable as a recipient of the Shares, whether the Shares may be issued to Recipient without first registering the Shares under the Securities Act and all applicable state securities laws.

3.5Acknowledgement of Risk. Recipient acknowledges that an investment in the Company includes a high degree of risk and that Recipient could lose his, her or its entire investment. Recipient acknowledges that the Company has no current plans to file a registration statement to register the Shares with tbe SEC and that the Company has no obligation to Recipient to register such Shares in the future.

ARTICLE IV

MISCELLANEOUS

4.1	Transfer Restrictions. Recipient acknowledges and agrees that:

(a)the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of the provisions of either Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act by the SEC;

(b)none of the Shares have been registered under the Securities Act or any securities or "Blue Sky" laws of any state;

(c)none of the Shares may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless such Shares are registered under the Securities Act or any securities or "Blue Sky" laws of any state or an exemption from such registration is availab le; and

(d)certificate(s), if any, representing the Shares and each such certificate issued to any subsequent transferee of the Shares shall bear a conspicuous legend in substantially the following form (unless transferred in the manner described in the following legend):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") , OR THE SECURITIES LAWS OF ANY JURJSDIC TION. SUCH S CURITIES MAY NOT BE OFFERED, SOLD, RANSF RRED, P EDGED, ASSIGNED, CUMBERED, HYPOTHECA TED OR OTHER WISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENTWITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UND R THE ACT OR APPLICABLE

STATE SECURITIES LAW OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A, PROVIDED  THAT,   EXCEPT   IN  THE  CAS   OF   ANY  TRANSACTION EXEM PT FROM REGISTRATION REQUIREM NT OF THE ACT PURSUANT TO RULE 144 OR RULE 144A, AN OPINION OF  COUNSEL SHALL BE FURNISHED TO THE ISSUER (IF REQUESTED BY THE ISSUER) 1N FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSACTION  DOES  NOT REQUIRE REGISTRATION UNDER  THE  ACT  AND/OR  APPLICABLE STATE SECURITIES LAW.

4.2Further Assurances. From time to time, the parties will execute and deliver, or cause to be executed and delivered, such documents and instruments as may be reasonably necessary to con ummate the transactions contemplated by this Agreement.

4.3Entire Agreement.  This Agreement and the Special Expense Agreement constitute the entire agreement, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement.

4.4Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether  by course of conduct or otherwise,  except  by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

4.5Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

4.6Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent bye  mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth on the signature pages hereto opposite the party to receive such notice, or to such other address as may be designated in writing by such party.

4.7Counterparts. This Agreement may be executed in counterparts (including facsimile, .pdf and electronic transmission  counterparts), all of which shall be considered  one and the same instrument and shall become effective when one or more counterparts bave been signed by each of the parties and delivered to the other patty.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY	Address for Notices :

NORTHW ST BIOTH RAP UTICS, INC.	4800 Montgomery Lane
Suite 800
By:	Bethesda, MD 20814
Name:	E-mail: [● ]
Title:

RECIPIENT	Address for Notices :

By:	[●]
Name:	[●]
Title:	E-mail: [● ]

[Signature Page to

Agreement for

Payment of Expenses

in Shares]

APPENDI X I

CERTIFICATION OF STATUS AS AN ACCREDITED INVESTOR

(Print or Type Recipient's Name)

Reference is made to the Agreement for Payment of Expenses in Shares (the "Agreement"), dated as of even date herewith, by and between Northwest Biotherapeutics, Inc. (the "Company") and the undersigned ("Undersigned"). Capitalized terms not otherwise defined herein sha ll have the same meanings specified in the Agreement. The Undersigned hereby certifies, pursuant to the Agreement, that:

1.	Regulation D Matters

Undersigned is an " Accredi ted Investor" as that such term is defined in Rule 50 l (a) of Regulation D promulgated under the Securities Act, unless Item VII below is marked with an "X" or similar check mark. Undersigned meets each of the following "Accredited Investor" categories marked with an "X" or similar check mark:

i. an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Common Stock offered, with total assets in excess of 5,000,000;

ii. adirec tor, executive officer, or general partner of the issuer of the securities being offered or sold;

iii. a natural person whose individual net worth, or joint net worth with his or her spouse at the time of his or her purchase exceeds $1 000,000;

iv. a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation ofreaching the same income level in the current year;

v. a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

vi .an entity in which all of the equity owners are Accredited Investors; or

vii. none of the above (Undersigned is not an Accredited Investor).

IN WITNESS WHEREOF, the Undersigned bas executed thjs Certificate on tbe date set forth below.

Dated:	, 2020

Name:

EXHIBIT F

New Flaskworks LLC Agreement

3

Execution Version

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

FLASKWORKS, LLC

This Second Amended and Restated Operating Agreement (this “Agreement”) of Flaskworks, LLC (the “Company”) is entered into and shall be effective as of August 28, 2020, by Northwest Biotherapeutics, Inc., as the sole member (the “Member”).

The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Massachusetts Limited Liability Company Act, as amended from time to time (the “Act”), and hereby agrees as follows:

1.Name. The name of the limited liability company is Flaskworks, LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Member deems appropriate or advisable.

2.Filing of Certificates. The Member is authorized to execute, deliver and file any other certificates, notices or documents (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

3.Purposes. The purposes of the Company are to engage in any lawful act, business or activity for which limited liability companies may be organized under the Act and that the Member shall approve.

4.Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by the Commonwealth of Massachusetts law on limited liability companies formed under the Act and all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 3.

5.Office and Agent. The Company will continuously maintain a registered office and registered agent in the Commonwealth of Massachusetts as required by the Act. The principal office will be as the Member from time to time may determine. The Company also may have such offices, anywhere within and without the Commonwealth of Massachusetts, as the Member from time to time may determine, or the business of the Company may require.

6.Member. The name and the mailing address of the Member are as follows:

Name	Address
Northwest Biotherapeutics, Inc.	4800 Montgomery Lane, Suite 800
Bethesda, MD 20814

7.Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

8.Capital Contributions. The Member is deemed admitted as a member of the Company upon its execution and delivery of this Agreement.

9.Additional Contributions. The Member is not required to make any capital contribution to the Company. However, the Member may voluntarily make capital contributions to the Company at any time.

10.Allocation of Profits and Losses. For so long as the Member is the sole member of the Company, the Company’s profits and losses shall be allocated solely to the Member.

11.Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

12.Management. In accordance with the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the Commonwealth of Massachusetts. Notwithstanding any other provision of this Agreement (other than the last sentence of this Section), the Member is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person. The Member has the authority to bind the Company. Notwithstanding any other provision herein, the Member shall not take any action that would cause the Company to fail to be treated as an entity disregarded for US federal (and applicable state) income tax purposes.

13.Officers. The Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business entity formed under the Act or other corporate law of the Commonwealth of Massachusetts, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.

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14.Other Business Opportunities. The Member and any person or entity affiliated with the Member may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company) of every kind and description, independently or with others, including, without limitation, businesses that may compete with the Company. Neither the Member nor any person or entity affiliated with the Member shall be required to present any such business opportunity or venture to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by it. Neither the Company nor any person or entity affiliated with the Company shall have any rights in or to such business opportunities or ventures or the income or profits derived therefrom by virtue of this Agreement, notwithstanding any duty otherwise existing at law or in equity. The provisions of this Section shall apply to the Member solely in its capacity as member of the Company and shall not be deemed to modify any contract or arrangement otherwise agreed to by the Company and the Member.

15.	Exculpation and Indemnification.

(a)None of the Member or any of its current or former affiliates, stockholders, equityholders, officers, directors, employees or agents, any manager or officer of the Company prior to the adoption of this Agreement, or any affiliate, stockholder, equityholder, manager, officer, director, employee or agent of the Company after the adoption of this Agreement (including in each case the executors, heirs, assigns, successors or other legal representatives of any such persons) (collectively, the “Covered Persons”) shall be liable to the Company, the Member or any other person or entity who is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, unless such Covered Person engaged in fraud, gross negligence, intentional misconduct or a knowing violation of applicable law.

(b)To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, unless such Covered Person engaged in fraud, gross negligence, intentional misconduct or a knowing violation of applicable law; provided, however, that any indemnity under this Section shall be provided out of and to the extent of Company assets only, and the Member shall not have any personal liability on account thereof.

(c)To the fullest extent permitted by applicable law, expenses (including reasonable and documented legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section.

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(d)A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the person or entity as to matters the Covered Person reasonably believes are within such other person or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)Notwithstanding the foregoing provisions of this Section, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Member; provided, however, that a Covered Person shall be entitled to reimbursement of his or her reasonable and documented counsel fees with respect to a proceeding (or part thereof) initiated by such Covered Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section to the extent the Covered Person is successful on the merits in such proceeding (or part thereof)

(f)The foregoing provisions of this Section shall survive any termination of this Agreement. Notwithstanding anything herein to the contrary, (i) the Company shall not exculpate, indemnify, or otherwise protect any Covered Person resulting from a breach by such person of this Agreement or any other agreement between such Covered Person and the Company, any affiliates of the Company, or any other Covered Person (including, for the avoidance of doubt, that certain Unit Purchase Agreement, dated as of August 28, 2020, by and among the Member and each of the parties set forth on the signature pages thereto (the “Purchase Agreement”)) and (ii) any indemnification or other payments pursuant to this Section 15 owed to any person that was a manager or officer of the Company prior to the adoption of this Agreement (with respect to claims relating to conduct during the period prior to the adoption of this Agreement) shall be limited and paid out of proceeds paid on account of valid insurance claims made under the applicable “Tail Policy” (as defined in the Purchase Agreement).

16.	Dissolution.

(a)The Company shall dissolve and its affairs shall be wound up upon the first to occur of: (i) the written consent of the Member, (ii) the entry of a decree of judicial dissolution of the Company as provided in the Act, or (iii) the occurrence of any other event which, pursuant to any non-waivable provision of the Act, causes dissolution of the Company.

(b)In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets or proceeds from the sale of the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the Act.

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17.Benefits of Agreement; No Third-Party Rights. The provisions of this Agreement are intended solely to benefit the Member (unless express provision is made herein to the contrary) and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any other person or entity, or upon any creditor of the Company (and no such person, entity or creditor shall be a third-party beneficiary of this Agreement), and the Member shall have no duty or obligation to any such person, entity or creditor of the Company to make any contributions or payments to the Company.

18.Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

19.Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

20.Governing Law. This Agreement shall be governed by, and construed under, the laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

21.Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

[The remainder of this page is intentionally left blank.]

5

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

NORTHWEST BIOTHERAPEUTICS, INC.

By:
Name:
Title:

Second Amended and Restated Operating Agreement – Flaskworks, LLC

Schedule A

1.	Unsecured Promissory Note Agreement, dated June 30, 2020, between Buyer, as holder, and Flaskworks, as maker, with aggregate principal face amount of $30,000.

2.	Unsecured Promissory Note Agreement, dated August 6, 2020, between Buyer, as holder, and Flaskworks, as maker, with aggregate principal face amount of $25,000.

Execution Version

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Articles II and III of the Unit Purchase Agreement, dated as of August 28, 2020 (the “Agreement”), between Northwest Biotherapeutics, Inc., a Delaware corporation (the “Buyer”), and each of the other Persons set forth on the signature pages to the Agreement (each, a “Seller” and collectively, the “Sellers”). All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement. The section or subsection numbers below correspond to the section or subsection numbers of the representations and warranties in the Agreement and this Disclosure Schedule is qualified in its entirety by reference to the Agreement. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third Person concerning such item. Headings have been inserted in this Disclosure Schedule for convenience of reference only and shall not have the effect of amending or changing the express description of the sections or subsections as set forth in the Agreement.

Section 3.4 of Disclosure Schedule

Equity Capitalization of the Company

	No. of Units	% Ownership
Class A-l Unitholders
Shashi Murthy	2,636,147	65.02%

Class A-2 Unitholders
Corning Incorporated	750,000	18.50%

Class B Unitholders (Profits Interests)
Jennifer Rossi	465,203	11.48%

Andrew Kozbial	63,292	1.56%
Unallocated Pool	139,410	3.44%

Total	4,054,052	100.00%

Schedule 3.6(a) of Disclosure Schedule

Financial Statements Attached.

Schedule 3.7 of Disclosure Schedule

See Schedule A.

Section 3.11 of Disclosure Schedule

1.

Under the Offer Letter, dated September 21, 2016, by and between Flaskworks, LLC and Jennifer Rossi, as amended on May 12, 2017 and the date hereof, Jennifer Rossi is entitled to a cash bonus in connection with a change of control of the Company.

2.	Supply Agreement, dated September 13, 2018, made by and between Corning Incorporated and Flaskworks, LLC.

3.	Admission Letter, dated October 22, 2018, made by and between Flaskworks, LLC and Jennifer Rossi.

4.	Admission Letter, dated October 22, 2018, made by and between Flaskworks, LLC and Andrew Kozbial.

Section 3.13 of Disclosure Schedule

1.	License Agreement with Triple Ring Technologies for the lease of office and laboratory space at 38 Wareham Street, 3rd Floor, Boston, MA 02118.

Section 3.16 of Disclosure Schedule

1.	Supply Agreement, dated September 13, 2018, made by and between Corning Incorporated and Flaskworks, LLC (to be terminated in connection with closing).

2.	License Agreement with Triple Ring Technologies for the lease of office and laboratory space at 38 Wareham Street, 3rd Floor, Boston, MA 02118.

3.	Exclusive Patent License Agreement, dated November 30, 2016, made by and between Northeastern University and Flaskworks, LLC.

4.	Notice of Award to Shashi Murthy of a National Science Foundation SBIR Phase II grant dated August 28, 2019.

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Section 3.17 of Disclosure Schedule

•	Jennifer Rossi is entitled to a cash bonus in connection with a change of control of the Company.
•	Shashi Murthy has loaned the company an aggregate principal amount of $150,000 and Jennifer Rossi has loaned the Company an aggregate principal amount of $15,000.

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Section 3.18 of Disclosure Schedule

(a)

Patents and Patent Applications

	BR Ref. No.	Application/Publ. No.	Patent No.	Country	Status	Owner
1	FLAS- 001/00US	62/185,906		US	Converted	Licensed from Northeastern University Record unavailable
2	FLAS- 001/00WO	PCT/US2016/040042 WO/2017/004169		WO	National Stage	Licensed from Northeastern University Owner: Northeastern University Inventors: Shashi K. Murthy/Bradley B. Collier Priority 62/185906
3	FLAS- 001/01EP	16818659.1 EP3313434		EP	Pending	Licensed from Northeastern University Owner: Northeastern University Inventors: Shashi K. Murthy/Bradley B. Collier Nat. PCT/US2016/040042 Priority 62/185906
4	FLAS- 001/01US	15/736257 20180171296		US	Allowed	Licensed from Northeastern University Owner: Northeastern University Inventors: Shashi K. Murthy/Bradley B. Collier Nat. PCT/US2016/040042 Priority 62/185906
5	FLAS- 002/00US_0	62/250,630		US	Converted	Licensed from Northeastern University Record unavailable
6	FLAS- 002/00US_01	62/250,618		US	Converted	Licensed from Northeastern University Record unavailable
7	FLAS- 002/01WO	PCT/US2016/060701 WO/2017/079674		WO	National Stage	Licensed from Northeastern University Owner: Northeastern University Inventor: Shashi K. Murthy Priority 62/250618 and 62/250630
8	FLAS- 002/01EP	16819715.0 EP3371295		EP	Pending	Licensed from Northeastern University Owner: Northeastern University Inventor: Shashi K. Murthy Nat. PCT/US2016/060701 Priority 62/250618 and 62/250630
9	FLAS- 002/01US	15/970664 20180251723		US	Pending	Licensed from Northeastern University Owner: Northeastern University Inventor: Shashi K. Murthy Response to office action due 5/6/2020

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	BR Ref. No.	Application/Publ. No.	Patent No.	Country	Status	Owner
Cont. PCT/US2016/060701 Priority claim: 62/250618 and 62/250630
10	FLAS- 003/00US_0	62/356,504		US	Converted	Licensed from Northeastern University Record unavailable
11	FLAS- 003/00US_1	62/357,937		US	Converted	Licensed from Northeastern University Record unavailable
12	FLAS- 003/00WO	PCT/US2017/039538 WO/2018/005521		WO	National Stage	Licensed from Northeastern University Owner: Northeastern University Inventor: Shashi K. Murthy Priority 62/356504 and 62/357937
13	FLAS- 003/01CN	201780038219.2 CN109312282		CN	Pending	Licensed from Northeastern University Owner: Northeastern University Inventor: Shashi K. Murthy Nat. PCT/US2017/039538 Priority 62/356504 and 62/357937
14	FLAS- 003/01EP	17771906.9 EP3478818		EP	Pending	Licensed from Northeastern University Owner: Northeastern University Inventor: Shashi K. Murthy Nat. PCT/US2017/039538 Priority 62/356504 and 62/357937
15	FLAS-003/01JP	2018567803		JP	Pending	Licensed from Northeastern University Owner: Northeastern University Inventor: Shashi K. Murthy Nat. PCT/US2017/039538 Priority 62/356504 and 62/357937
16	FLAS- 003/01US	16/310680		US	Pending	Licensed from Northeastern University Record unavailable
17	FLAS- 004/00US	16/192062		US	Allowed	Assigned to Flaskworks, LLC Record unavailable
18	FLAS- 004/01WO	PCT/US2019/060695		WO	Pending	Assigned to Flaskworks, LLC Record unavailable
	FLAS- 004/01US	16/841,197 (filed on 04-06-2020)		US	Pending	Assigned to Flaskworks, LLC Continuation of 16/192062
19	FLAS- 005/00US	62/828696		US	Pending	Assigned to Flaskworks, LLC Record unavailable
20	FLAS- 006/00US	16/539916		US	Pending	Assigned to Flaskworks, LLC Record unavailable

10

	BR Ref. No.	Application/Publ. No.	Patent No.	Country	Status	Owner
21	FLAS- 007/00US	62/923963		US	Pending	Assigned to Flaskworks, LLC Record unavailable
22	FLAS- 008/00US	62/923967		US	Pending	Assigned to Flaskworks, LLC Record unavailable
23	FLAS- 009/00US	62/923973		US	Pending	Assigned to Flaskworks, LLC Record unavailable
24	FLAS- 010/00US	62/923975		US	Pending	Assigned to Flaskworks, LLC Record unavailable
25	FLAS- 011/00US	62/923978		US	Pending	Assigned to Flaskworks, LLC Record unavailable
26	FLAS- 012/00US	62/923982		US	Pending	Assigned to Flaskworks, LLC Record unavailable

Trademarks and Trademark Applications

BR Ref. No.	Mark	Drawing Code	Application Serial No.	Registratio n No.	Countr y	Status	Owner/ Next Action
33365/18		STANDAR D CHARACT ER MARK	88/182010		US	Allowed	Flaskworks, LLC Statement of Use or Extension due 7/30/2020
33365/23		STANDAR D CHARACT ER MARK	88/553706		US	Allowed	Flaskworks, LLC Statement of Use or Extension due 7/28/2020
33365/17		STANDAR D CHARACT ER MARK	88/182005		US	Allowed	Flaskworks, LLC Statement of Use or Extension due 7/30/2020

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BR Ref. No.	Mark	Drawing Code	Application Serial No.	Registratio n No.	Countr y	Status	Owner/ Next Action
33365/19		DESIGN PLUS WORDS, LETTERS, AND/OR NUMBERS	88/195551	5945774	US	Registered	Flaskworks, LLC Decl. of Use due 12/24/2025
33365/15		STANDAR D CHARACT ER MARK	88/181978	5945727	US	Registered	Flaskworks, LLC Decl. of Use due 12/24/2025
33365/22		STANDAR D CHARACT ER MARK	88/553686	5990620	US	Registered	Flaskworks, LLC Decl. of Use due 2/18/2026
33365/16		STANDAR D CHARACT ER MARK	88/181996	6019871	US	Registered	Flaskworks, LLC Decl. of Use due 3/24/2026

U.S. Registered Copyrights: None.

Domain Name

Domain Name	Creation Date	Expiration Date	Registrant Name/Organization	Registrar
Flaskworks.com	1/25/2016	1/25/2021	Private registration	GoDaddy.com

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Section 5.4

(b)(iv)1

Shashi Murths’s deferred salary amount: $82,894.32

Jennifer Rossi’s deferred salary amount that will not be covered by company funds at closing: $47,983.24

Andrew Kozbial was paid his salary earned to date on August 11, 2020. He will be owed salary from August 12, 2020 to the Closing Date at a daily rate of approximately $246.58 based on his annual salary of $90,000.00

1 These figures do not include the extra 8% required to be paid for payroll tax purposes.